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                                                                     EXHIBIT 4.1












                       NATURE'S SUNSHINE PRODUCTS, INC.

                         TAX DEFERRED RETIREMENT PLAN
                         (January 1, 1995 Restatement)

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                               TABLE OF CONTENTS
     ARTICLE                                                                PAGE
     -------                                                                ----

ARTICLE I

                               NAME AND PURPOSES...........................  1
            1.1   Restatement..............................................  1
            1.2   Exclusive Benefit........................................  1
            1.3   No Profits Required......................................  1

ARTICLE II

                                  DEFINITIONS..............................  1
            2.1   Accounts.................................................  1
            2.2   Affiliated Company.......................................  1
            2.3   Anniversary Date.........................................  1
            2.4   Annual Additions.........................................  1
            2.5   Annuity Starting Date....................................  2
            2.6   Applicable Election Period...............................  2
            2.7   Beneficiary..............................................  2
            2.8   Board of Directors.......................................  2
            2.9   Break in Service.........................................  2
            2.10  Code.....................................................  3
            2.11  Committee................................................  3
            2.12  Company..................................................  3
            2.13  Company Contributions....................................  3
            2.14  Company Elective Contributions...........................  3
            2.15  Company Contributions Account............................  3
            2.16  Compensation.............................................  3
            2.17  Computation Period.......................................  5
            2.18  Disability...............................................  5
            2.19  Earliest Retirement Age..................................  5
            2.20  Effective Date and Restated Effective Date...............  5
            2.21  Eligible Employee........................................  5
            2.22  Employee.................................................  6
            2.23  Employment Commencement Date.............................  6
            2.24  Entry Date...............................................  6
            2.25  ERISA....................................................  6
            2.26  Highly Compensated Employee..............................  6
            2.27  Hour of Service..........................................  8
            2.28  Investment Manager.......................................  8
            2.29  Leave of Absence.........................................  8
            2.30  Matching Contributions...................................  9
            2.31  Member...................................................  9
            2.32  Member Deposits..........................................  9
            2.33  Non-Highly Compensated Employee..........................  9
            2.34  Normal Retirement Age....................................  9
            2.35  Plan.....................................................  9
            2.36  Plan Administrator.......................................  9
            2.37  Plan Year................................................  9
            2.38  Prior Plan...............................................  9
            2.39  Qualified Joint and Survivor Annuity.....................  9
            2.40  Qualified Preretirement Survivor Annuity.................  9

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            2.41  Reemployment.............................................  9
            2.42  Reemployment Commencement Date...........................  9
            2.43  Separation............................................... 10
            2.45  Suspense Account......................................... 10
            2.46  Tax Deferred Deposits.................................... 10
            2.47  Tax Deferred Deposits Account............................ 10
            2.48  Trust and Trust Fund..................................... 10
            2.49  Trustee.................................................. 10
            2.50  Valuation Date........................................... 10
            2.51  Year of Service.......................................... 10

ARTICLE III

                         ELIGIBILITY AND PARTICIPATION..................... 11
            3.1   Participation............................................ 11
            3.2   Participants in Prior Plan............................... 11

ARTICLE IV

                                MEMBER DEPOSITS............................ 11
            4.1   Election................................................. 11
            4.2   Amount Subject to Election............................... 11
            4.3   Limitations on Deferrals and Company Contributions....... 12
            4.4   Correction of Excess Contributions....................... 15
            4.5   Distribution of Excess Deferrals......................... 15
            4.6   Termination of, Change in Rate of, or
                  Resumption of Deferrals.................................. 15
            4.7   Character of Deposits.................................... 16
            4.8   Rollover Contributions................................... 16

ARTICLE V

                     TRUST FUND AND COMPANY CONTRIBUTIONS.................. 16
            5.1   Trust Fund............................................... 16
            5.2   Matching Contributions................................... 16
            5.3   Company Elective Contributions........................... 16
            5.4   Form and Timing of Company Contributions................. 16
            5.5   Investment of Trust Assets............................... 16
            5.6   Irrevocability........................................... 17
            5.7   Company, Plan Administrator and Trustee Not Responsible for
                  Adequacy of Trust Fund................................... 17

ARTICLE VI

                           ACCOUNTS AND ALLOCATIONS........................ 17
            6.1   Members' Accounts........................................ 17
            6.2   Allocation of Amounts Contributed by Members............. 17
            6.3   Allocation of Matching Contributions..................... 18
            6.4   Allocation of Company Elective Contributions............. 18
            6.5   Revaluation of Members' Accounts......................... 18
            6.6   Life Insurance........................................... 20
            6.7   Treatment of Accounts Upon Termination of Employment..... 20
            6.8   Plan Administrator Authority............................. 20


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ARTICLE VII

                           VESTING IN PLAN ACCOUNTS........................ 20
            7.1   Vesting in Accounts...................................... 20
            7.2   Vesting in Company Contributions Account................. 20
            7.3   Determination of Years of Service for Vesting............ 20
            7.4   Full Vesting Upon Certain Events......................... 21
            7.5   Amendment to Vesting Schedule............................ 21

ARTICLE VIII

                           PAYMENT OF PLAN BENEFITS........................ 22
            8.1   Payment of Benefits...................................... 22
            8.2   Withdrawals from Tax Deferred Deposits Accounts Upon
                  Attaining Age 59-1/2..................................... 22
            8.3   Withdrawal of Tax Deferred Deposits for Hardship......... 23
            8.4   Special Limitation Rules................................. 24
            8.5   Valuation of Plan Benefits............................... 26
            8.6   Designation of Beneficiary............................... 27
            8.7   Lapsed Benefits.......................................... 27
            8.8   Persons Under Legal Disability........................... 28
            8.9   Additional Documents..................................... 28
            8.10  Trustee-to-Trustee Transfers............................. 28
            8.11  Direct Distributions..................................... 28
            8.12  Forfeitures.............................................. 29

ARTICLE IX

                   OPERATION AND ADMINISTRATION OF THE PLAN................ 29
            9.1   Plan Administration...................................... 29
            9.2   Plan Administrator Powers................................ 30
            9.3   Investment Manager....................................... 30
            9.4   Funding Policy........................................... 31
            9.5   Procedure if Committee is Plan Administrator............. 31
            9.6   Compensation of Plan Administrator and Plan Expenses..... 31
            9.7   Resignation and Removal of Members....................... 32
            9.8   Appointment of Successors................................ 32
            9.9   Records.................................................. 32
            9.10  Reporting and Disclosure................................. 32
            9.11  Reliance Upon Documents and Opinions..................... 32
            9.12  Reliance on Plan Administrator Memorandum................ 33
            9.13  Multiple Fiduciary Capacity.............................. 33
            9.14  Limitation on Liability.................................. 33
            9.15  Indemnification.......................................... 33
            9.16  Bonding.................................................. 34
            9.17  Prohibition Against Certain Actions...................... 34

ARTICLE X

                       MERGER OF COMPANY, MERGER OF PLAN................... 34
            10.1  Effect of Reorganization or Transfer of Assets........... 34
            10.2  Merger Restriction....................................... 34

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ARTICLE XI

                             PLAN TERMINATION AND
                        DISCONTINUANCE OF CONTRIBUTIONS.................... 35
            11.1  Plan Termination......................................... 35
            11.2  Discontinuance of Contributions.......................... 35
            11.3  Rights of Members........................................ 35
            11.4  Trustee's Duties on Termination.......................... 36
            11.5  Partial Termination...................................... 36

ARTICLE XII

                           APPLICATION FOR BENEFITS........................ 36
            12.1  Application for Benefits................................. 36
            12.2  Action on Application.................................... 37
            12.3  Appeals.................................................. 37

ARTICLE XIII

                         LIMITATIONS ON CONTRIBUTIONS...................... 38
            13.1  General Rule............................................. 38
            13.2  Other Defined Contribution Plans......................... 39
            13.3  Defined Benefit Plans.................................... 39
            13.4  Adjustments for Excess Annual Additions.................. 40
            13.5  Affiliated Company....................................... 40

ARTICLE XIV

                          RESTRICTIONS ON ALIENATION....................... 41
            14.1  General Restrictions Against Alienation.................. 41
            14.2  Qualified Domestic Relations Orders...................... 41

ARTICLE XV

                         SPECIAL TOP-HEAVY PLAN RULES...................... 43
            15.1  Applicability............................................ 43
            15.2  Definitions.............................................. 43
            15.3  Top-Heavy Status......................................... 44
            15.4  Contributions............................................ 45
            15.5  Maximum Annual Addition.................................. 46
            15.6  Non-Eligible Employees................................... 46
            15.7  Vesting.................................................. 47

ARTICLE XVI

                                PLAN AMENDMENTS............................ 47
            16.1  Amendments............................................... 47
            16.2  Retroactive Amendments................................... 47

ARTICLE XVII

                                 MISCELLANEOUS............................. 47
            17.1  No Enlargement of Employee Rights........................ 47
            17.2  Inspection of Records.................................... 47
            17.3  Mailing of Payments and Addresses........................ 48
            17.4  Notices and Communications............................... 48
            17.5  Governing Law............................................ 48
            17.6  Interpretation........................................... 48
            17.7  Withholding For Taxes.................................... 48

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            17.8  Successors and Assigns................................... 48
            17.9  Counterparts............................................. 48

ARTICLE XVIII

                           MEMBER-DIRECTED ACCOUNTS........................ 49
            18.1  Member Directed Individual Account Plan.................. 49
            18.2  Availability of Investment Alternatives.................. 49
            18.3  Exercise of Control...................................... 49
            18.4  Adjustment of Accounts................................... 50
            18.5  Limitation of Liability and Responsibility............... 50
            18.6  Former Members and Beneficiaries......................... 50

ARTICLE XIX

                                  STOCK FUND............................... 50
            19.1  General.................................................. 50
            19.2  Accounting............................................... 50
            19.3  Company But No Member Direction.......................... 50
            19.4  Transfers from Fund effective after January 1, 1995...... 50

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                       NATURE'S SUNSHINE PRODUCTS, INC.

                         TAX DEFERRED RETIREMENT PLAN

                                  ARTICLE I

                              NAME AND PURPOSES

            1.1 RESTATEMENT. The Company restates its Tax Deferred Retirement Plan in the form of this document. Unless otherwise specifically noted, it is effective January 1, 1995. This Plan is a profit-sharing plan under the provisions of Sections 401(k) of the Code to provide an opportunity for employees to save for retirement. A Member who terminated employment prior to January 1, 1995 shall have his/her benefits determined under the provisions of the Prior Plan.

            1.2 EXCLUSIVE BENEFIT. The Trust maintained pursuant to this Plan and its assets shall not be used for, or diverted to, purposes other than the exclusive benefit of Members or their beneficiaries, as prescribed in Code
Section 401(a).

            1.3 NO PROFITS REQUIRED. Contributions may be made to this Plan without regard to the current or accumulated profits of the Company.

                                  ARTICLE II

                                 DEFINITIONS

            2.1 ACCOUNTS. "Accounts" or "Member's Accounts" shall mean the various Accounts maintained for Members under the Plan, including Tax Deferred Deposits Accounts, Company Contributions Accounts, and Rollover Contributions Accounts to the extent those contributions are made to this Plan.

            2.2     AFFILIATED COMPANY.  "Affiliated Company" shall mean:

                    (a) Any corporation that is included in a controlled group of corporations, within the meaning of Section 414(b) of the Code, that includes the Company;

                    (b) Any trade or business that is under common control with the Company within the meaning of Section 414(c) of the Code; and

                    (c) Any member of an affiliated service group within the meaning of Section 414(m) of the Code, that includes the Company.

            2.3 ANNIVERSARY DATE. "Anniversary Date" shall mean the last day of each Plan Year.

            2.4 ANNUAL ADDITIONS. "Annual Additions" shall mean, for a particular Member on behalf of any Plan Year, the sum of:

                    (a) The amount credited to the Member's Accounts from Company Contributions and the amount of Deposits made by the Member for the Plan Year; and

                    (b) Any amounts allocated to an account established under a pension or annuity plan to provide benefits described in
            Section 401(h) of the Code with respect to the Member after retirement, if any.

A Member's Rollover contributions shall not be taken into account in determining the amount of his/her Annual Additions.

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            2.5     ANNUITY STARTING DATE.  "Annuity Starting Date" means the
first day of the first period for which an amount is paid as an annuity or in any other form.

            2.6 APPLICABLE ELECTION PERIOD. "Applicable Election Period" means:

                    (a) In the case of an election to waive the Qualified Joint and Survivor Annuity, the ninety (90) day period ending on the Annuity Starting Date, or

                    (b) In the case of an election to waive the Qualified Preretirement Survivor Annuity, the period that begins on the first day of the Plan Year in which the Member attains age thirty-five
            (35) and ends on the date of the Member's death. In the case of a Member who has separated from service, the period with respect to benefits accrued before the date of the separation shall not begin later than the date of the separation.

            2.7 BENEFICIARY. "Beneficiary" or "Beneficiaries" means the person or persons last designated by a Member as set forth in Section 8.6 or, if there is no designated Beneficiary or surviving Beneficiary, the person or persons designated in Section 8.6 to receive the interest of a deceased Member in such event.

            2.8 BOARD OF DIRECTORS. "Board of Directors" shall mean the Board of Directors (or its delegate) of Nature's Sunshine Products, Inc. as it may from time to time be constituted.

            2.9     BREAK IN SERVICE.  "Break in Service" shall mean:

                    (a) For purposes of eligibility, a Break in Service shall mean a Computation Period in which the Employee does not complete more than one (1) Hour of Service.

                    (b) For all other purposes under this Plan, a Break in Service shall mean a Computation Period in which the Employee does not complete more than five hundred (500) Hours of Service.

                    (c) The following provisions of this Section 2.9 shall apply to an Employee described in Paragraph (a) who is absent from work for any period

                            (i)  By reason of the pregnancy of the Employee,

                            (ii) By reason of the birth of a child of the Employee,

                            (iii) By reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or

                            (iv) For purposes of caring for the child for a period beginning immediately following the birth or placement.

                    (d) The number of Hours of Service to which an Employee described in Paragraph (b) shall be credited with shall be --

                            (i) The number which otherwise would normally have been credited to the Employee but for the absence, or

                            (ii) If the number described in Subparagraph (i) above is not capable of being determined, eight (8) Hours of Service per day of such absence,

            provided that the total number of hours treated as Hours of Service under this Paragraph (c) shall not exceed five hundred one (501) and that these Hours of Service shall be taken into

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            account solely for purposes of determining whether or not the
            Employee has incurred a Break in Service.

                    (e) The Hours described in Paragraph (b) shall be credited to the Plan Year --

                            (i) In which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in that Plan Year solely because the period of absence is treated as Hours of Service under this Section 2.9, or

                            (ii)  In any other case, in the immediately
                    following Plan Year.

                    (f) The above provisions of this Section 2.9 shall not apply to an Employee unless the Employee provides such timely information as the Plan Administrator may reasonably require to establish that

                            (i)  The absence is for reasons described in
                    Paragraph (b), and

                            (ii) The number of days for which there was such an absence.

            2.10 CODE. "Code" shall mean the Internal Revenue Code of 1986, as in effect on the date of execution of this Plan and as thereafter amended from time to time.

            2.11 COMMITTEE. "Committee" shall mean a Committee designated as Plan Administrator.

            2.12    COMPANY.

                    (a) "Company" shall mean Nature's Sunshine Products, Inc. or any successor thereof, if its successor shall adopt this Plan.

                    (b) In addition, unless the context indicates otherwise, as used in this Plan the term "Company" shall also mean and include any other Affiliated Company (or similar entity) that has been granted permission by the Board of Directors to participate in this Plan. This permission shall be granted under such conditions and upon such conditions as the Board of Directors deems appropriate.

            2.13 COMPANY CONTRIBUTIONS. "Company Contributions" shall mean both Matching Contributions and Company Elective Contributions made by the Company.

            2.14 COMPANY ELECTIVE CONTRIBUTIONS. "Company Elective Contributions" shall mean contributions pursuant to Section 5.3 of the Plan made by the Company.

            2.15 COMPANY CONTRIBUTIONS ACCOUNT. "Company Contributions Account" of a Member shall mean his/her account in the Trust Fund in which are held his/her allocations of Company Elective Contributions, Matching Contributions and the earnings thereon.

            2.16    COMPENSATION.

                    (a) "Compensation" shall mean the total of all amounts paid by the Company by reason of services performed by an Employee, including base salary, shift differential, overtime, bonuses and wage replacement benefits under Company-sponsored programs for either occupational or non-occupational disability benefits, except as provided below, before deductions authorized by the Employee or required by law to be withheld from the Employees of the Company.

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                    (b)     Notwithstanding the foregoing, an Employee's
            Compensation shall be determined without taking into account any of the following:

                            (i) Contributions or payments by the Company for or on account of an Employee under any employee benefit plan, including but not limited to this Plan and any health or welfare plans;

                            (ii) Compensation that is not subject to employer income tax withholding under Code Section 3402 (or any successor thereof);

                            (iii) Income caused by the exercise of stock
                    options;

                            (iv) Income attributable to benefits received under the long term disability plan maintained by the Company; and

                            (v)   Automobile, housing or entertainment
                    allowance; relocation expenses; payments for unused vacation time; and other taxable fringe benefits including physical exams and Christmas gifts or awards.

                    (c) A Member's Compensation shall include contributions made on behalf of the Member under a salary reduction agreement to this Plan and any plan qualifying under section 125, 401(k), 408(k) or 403(b) of the Code.

                    (d) A Member's Compensation for purposes of this Plan shall be the compensation paid to him/her during the relevant Plan Year. For purposes of contributions and the allocation of contributions under Articles IV, V and VI for the Plan Year during which the Member enters the Plan, only compensation earned after entry into the Plan will be taken into account as Compensation.

                    (e) In determining the compensation of an Employee, the rules of Code Section 414(q)(6) shall apply, except that the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the Plan Year.

                    (f) In no instance may the Plan take into account an Employee's compensation in a Plan Year in excess of the limit set forth in Code Section 401(a)(17) that is applicable as of January 1 of that Plan Year (which limit at January 1, 1989 is $200,000 and at January 1, 1994 is $150,000). In determining the Code Section 401(a)(17) limit of an individual who is a member of the family of a 5-percent owner or of a highly compensated employee (within the meaning of that term in Code Section 414(q)) who is in the group consisting of the 10 highly compensated employees paid the greatest compensation during the year, the rules of Code Section 414(q)(6) shall apply, except that in applying such rules for the purposes of this section, the term "family" shall include on the spouse of the employee and any lineal descendants who have not attained the age of 19 years before the close of such year. If the total Compensation of the affected family members exceeds the Code Section 401(a)(17) limit for the year, then the Code Section 401(a)(17) limit that applies to each individual family member shall be determined by multiplying the Code Section 401(a)(17) limit by the fraction in which the numerator is the Compensation prior to the application of the Code Section 410(a)(17) limit of such individual family member and the denominator is the sum of the Compensation prior to the application of the Code Section 401(a)(17) limit of all of the affected family members.

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            2.17    COMPUTATION PERIOD.

                    (a) "Computation Period" shall mean the consecutive twelve (12) month period used for determining whether the Employee is to be credited with a Year of Service or a Break in Service. The Computation Period shall be the Plan Year.

            2.18 DISABILITY.

                    (a) An individual shall be considered to be disabled if he/she:

                            (i) is participating in the long-term disability insurance policy of the Company, if any, and is determined to be disabled under the terms of that policy by the insurance company providing that policy; or

                            (ii) except as hereinafter specifically provided with relation to an individual who has attained the age of 55 and is blind (as hereinafter defined), is unable to do any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. To meet this definition, the individual must have a severe impairment, which makes him unable to do his previous work or any other substantial gainful activity which exists in the national economy. In determining whether an individual is unable to do any other work, his residual functional capacity, age, education and work experience are to be considered. If the individual has attained the age of 55 years and is blind (as hereinafter defined), disability shall mean the inability to use skills or abilities like the ones used by the individual in any substantial gainful activity regularly and for a substantial period of time. As used in this paragraph, the term, "blind" shall mean a central visual acuity of 20-200 or less in the better eye with the use of correcting field of vision so that the widest diameter of the visual field subtends an angle no greater than 20 degrees is considered to have a central visual acuity of 20-200 or less. The blindness must have lasted or must be expected to last for a continuous period of at least twelve months.

                    (b) An individual's status as disabled shall be established in accordance with general Company policy.

            2.19 EARLIEST RETIREMENT AGE. "Earliest Retirement Age" means the earliest date on which, under the Plan, the Member could elect to receive a distribution of benefits.

            2.20 EFFECTIVE DATE AND RESTATED EFFECTIVE DATE. The original effective date of this Plan is October 13, 1986. There has been a previous restatement of this Plan that became effective January 1, 1989. The effective date of this restatement of the Plan, the Restated Effective Date, is January 1, 1995. The provisions of the Plan as restated shall be effective as of the Restated Effective Date unless otherwise indicated.

            2.21 ELIGIBLE EMPLOYEE. "Eligible Employee" means any common law employee of the Company who is not represented in employment by a labor organization unless such organization and the Company has specifically agreed that the Plan shall be applicable to employees so represented, and who is regularly employed in the United States by the Company or included on the United States dollar payroll of the Company; provided that if an Employee becomes represented in employment by a labor organization and the Company and the labor organization do not specifically agree that the Plan will be applicable to employees so represented, the Employee will cease to be an Eligible Employee.

            2.22    EMPLOYEE.

                    (a) "Employee" shall mean each person currently employed in any capacity by the Company or Affiliated Company any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by the Company, as well as any other person qualifying as a common law employee of the Company or Affiliated Company.

                    (b) "Employee" shall include any person providing services to any of the Affiliated Companies pursuant to an agreement between one or more of the Affiliated Companies and any other person if those services are of a type historically performed in the business field of the Affiliated Companies by employees and the person performing the service has done so for one or more of the Affiliated Companies on a substantially full-time basis for at least one year.

                    (c) Notwithstanding subsection (b), if the Employees described in subsection (b) represent less than 20 percent of all Employees who are not Highly Compensated Employees, the term "Employee" shall not include those Employees described in subsection
            (b) who are covered by a Plan described in Section 414(n)(5) of the Code.

                    (d) Although Eligible Employees are the only class of Employees eligible to participate in this Plan, the term "Employee" is used to refer to persons employed in a non-Eligible Employee capacity as well as Eligible Employee category. Thus, those provisions of this Plan that are not limited to Eligible Employees apply to both Eligible and non-Eligible Employees.

            2.23    EMPLOYMENT COMMENCEMENT DATE.

                    (a) "Employment Commencement Date" shall mean the date on which an Employee is first credited with an Hour of Service for the Company or an Affiliated Company.

                    (b) Unless the Company shall expressly determine otherwise, and except as is expressly provided otherwise in this Plan, an Employee shall not, for the purposes of determining his/her Employment Commencement Date, be deemed to have commenced employment with an Affiliated Company prior to the effective date on which the entity became an Affiliated Company.

            2.24 ENTRY DATE. "Entry Date" for years prior to 1991 means the first day of January and the first day of July of each year. "Entry Date" for years beginning after 1990 means the first day of January, the first day of April, the first day of July, and the first day of October.

            2.25 ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            2.26 HIGHLY COMPENSATED EMPLOYEE. The words "Highly Compensated Employee" means:

                    (a) Each Employee performing services during the Plan Year and who

                            (i) receives during the look-back year annual compensation from the Company or an Affiliated Company of more than Seventy-Five Thousand Dollars ($75,000) (as adjusted under Code Section 415(d); or

                            (ii) is a person owning (or considered as owning within the meaning of Code Section 318) at anytime during the Plan Year or the look-back year more than five percent (5%) of the outstanding stock of the Company or an Affiliated Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company or an Affiliated Company; or

                            (iii)  receives during the look back year
                    compensation in excess of Fifty Thousand Dollars ($50,000) (as adjusted under Code Section 415(d)) and whose annual compensation for the look-back year places the Employee among the top twenty percent (20%) of Employees when Employees during the look-back year are ranked on the basis of compensation paid during such Plan Year; or

                            (iv) was at anytime during the look-back year an officer of the Company or an Affiliated Company and received during the look-back year compensation greater than Fifty Percent (50%) of the dollar limitation in effect under Code
                    Section 415(b)(1)(a) for the calendar year as of which such year began (however, no more than fifty (50) Employees, or if less, the greater of three (3) or 10 percent (10%) of all Employees shall be treated as officers); provided, however, if no officer otherwise satisfies this Paragraph (a)(iv) then the highest paid officer for the preceding Plan Year shall be treated as satisfying this Paragraph (a)(iv); or

                            (v)  is described in Paragraphs (a)(i), (iii) or
                    (iv) if the Plan Year is substituted for the look-back year and whose compensation for the Plan Year places the Employee among the top 100 Employees for the Plan Year when Employees are ranked on the basis of compensation for the Plan Year.

                    (b) Any Employee who (i) separated from the service of the Company and all Affiliated Companies prior to the Plan Year, and
            (ii) who returned to service for the Company or an Affiliated Company during the Plan Year and (iii) who for the Plan Year containing the date of separation or any Plan Year ending on or after the 55th birthday of the Employee would be a Highly Compensated Employee under the rules of subsection (a) of this Section.

                    (c) For purposes of determining the compensation and plan contributions or benefits of an Employee for a Plan Year or a preceding Plan Year, the compensation and plan contributions or benefits for the Plan Year of a family member of an Employee who is
            (1) described in subsection (b) as a result of the application of Paragraph (a)(ii) or described in Paragraph (a)(ii), or (2) one of the 10 most highly compensated employees ranked on the basis of compensation paid during the Plan Year shall be considered the compensation and plan contributions or benefits for the Plan Year of the Employee. The term family member includes spouse, lineal ascendants and descendants and spouses of such lineal ascendants and descendants.

                    (d) For the first Plan Year, the term "preceding Plan Year" shall mean the 12 month period immediately preceding the first Plan Year.

                    (e) The determination of who is a Highly Compensated Employee shall be made in accordance with Section 414(q) of the Code and regulations thereunder.

                    (f) The determination year is the Plan Year for which the determination of who is a Highly-Compensated Employee is being made.

                    (g) The look-back year is the Plan Year immediately preceding the determination year, or, in the case of the first Plan Year, it is the 12 month period immediately preceding the first Plan Year.

                    (h) The term "compensation" as used in this Section shall be the definition of compensation set forth in Section 13.1(d).

            2.27    HOUR OF SERVICE.

                    (a) "Hour of Service" of an Employee shall mean the following:

                            (i) Each hour for which the Employee is paid by the Company or an Affiliated Company or entitled to payment for the performance of services as an Employee.

                            (ii) Each hour in or attributable to a period of time during which the employee performs no duties (irrespective of whether he/she has terminated his/her Employment) due to a vacation, holiday, illness, incapacity (including pregnancy or disability), layoff, jury duty, military duty or a Leave of Absence (if the Leave of Absence is an unpaid medical leave of Absence, the Employee will accrue hours for the duration of such leave for the first six months of such leave), for which he/she is so paid or so entitled to payment, whether direct or indirect. However, no such hours shall be credited to an Employee if (a) such Employee is directly or indirectly paid or entitled to payment for such hours and (b) such payment or entitlement is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws, or is a payment which solely reimburses the Employee for medical or medically-related expenses incurred by him/her.

                            (iii) Each hour for which he/she is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Company or an Affiliated Company, provided that such Employee has not previously been credited with an Hour of Service with respect to such hour under Subparagraphs (i) or (ii) above.

            Hours of Service under Paragraphs (a)(ii) and (a)(iii) shall be calculated in accordance with Department of Labor Regulation 29 C.F.R. Section 2530.200b-2(b). All Hours of Service determined rules of subsection (a) shall be credited to the Computation Period to which the payment relates, rather than the period in which it is made.

                    (b) The Plan Administrator may use equivalencies instead of keeping records of actual hours worked. The Plan Administrator may use different equivalencies for different groups of employees, provided there is a reasonable basis for the distinction and the different treatment is consistently applied and the treatment does not violate Code Section 401(a)(4). Permitted equivalencies include days of employment equivalency (10 hours of service for each day in which employee earns an hour of service), weeks of employment equivalency (45 hours of service for every week in which employee earns an hour of service), semi-monthly equivalency (95 hours of service for each semi-monthly period in which employee earns an hour of service), monthly equivalency (190 hours of service for every month in which employee earns an hour of service) and a shifts-of-employment equivalency (credited with number of hours in one shift for each shift in which employee earns an hour of service).

                    (c) Unless the Company shall expressly determine otherwise, and except as may be expressly provided otherwise in this Plan, an Employee shall not receive credit for his/her Hours of Service completed with an Affiliated Company prior to the effective date on which the entity became an Affiliated Company.

            2.28 INVESTMENT MANAGER. "Investment Manager" means the one or more Investment Managers, if any, that are appointed pursuant to Section 9.3.

            2.29 LEAVE OF ABSENCE. "Leave of Absence" shall mean any absence without pay authorized by the Company or an Affiliated Company under its standard personnel practices. All persons under similar circumstances shall be treated alike in the granting of such leaves.

            2.30 MATCHING CONTRIBUTIONS. "Matching Contributions" shall mean contributions pursuant to Section 5.2 of the Plan made by the Company on behalf of a Member which are solely contingent upon and related to Tax Deferred Deposits of the Member.

            2.31 MEMBER. "Member" shall mean any Eligible Employee who is a participant in the Plan.

            2.32 MEMBER DEPOSITS. "Member Deposits" shall mean all of a Member's Tax Deferred Deposits to the Plan.

            2.33 NON-HIGHLY COMPENSATED EMPLOYEE. "Non-Highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

            2.34 NORMAL RETIREMENT AGE. "Normal Retirement Age" shall be the Member's attaining age 59 1/2.

            2.35 PLAN. "Plan" shall mean the Nature's Sunshine Products Deferred Retirement Plan herein set forth, and as it may be amended from time to time.

            2.36 PLAN ADMINISTRATOR. "Plan Administrator" shall mean the administrator of the Plan, within the meaning of Section 3(16)(a) of ERISA. The Plan Administrator shall be the person or entity designated as such by the President of Nature's Sunshine Products, Inc. In the absence of any designation, the Plan Administrator shall be the President of Nature's Sunshine Products, Inc.

            2.37 PLAN YEAR. "Plan Year" shall mean the fiscal year of the Plan, which shall be the calendar year.

            2.38 PRIOR PLAN. "Prior Plan" shall mean the plan existing immediately prior to January 1, 1995.

            2.39 QUALIFIED JOINT AND SURVIVOR ANNUITY. "Qualified Joint and Survivor Annuity" means an annuity --

                    (a) For the life of the Member with a survivor annuity for the life of the spouse which is fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Member and the spouse, and

                    (b) Which is the actuarial equivalent of a single life annuity for the life of the Member.

Such term shall also refer to any annuity in a form having the effect of an annuity described above.

            2.40 QUALIFIED PRERETIREMENT SURVIVOR ANNUITY. "Qualified Preretirement Survivor Annuity" means an annuity for the life of the surviving spouse the actuarial equivalent of which is not less than fifty percent (50%) of the balance of the Accounts of the Member as of the date of his/her death.

            2.41 REEMPLOYMENT. "Reemployment" or "Reemployed" shall mean an Employee being credited with over 500 Hours of Service during a Plan Year for the Company or an Affiliated Company as an Employee following a Separation.

            2.42 REEMPLOYMENT COMMENCEMENT DATE. In the case of an Employee whose employment is terminated and who is subsequently reemployed by the Company or an Affiliated Company, the term "Reemployment Commencement Date" shall mean the first day following the termination of his/her employment on which the Employee is credited with an Hour of Service for the Company or an Affiliated Company as an Employee.

            2.43 SEPARATION. A "Separation" means termination of employment of the Member with the Company or, even though continuing as an Employee, experiencing a Break in Service.

            2.44 SERVICE. "Service" shall mean the period of employment with the Company.

            2.45 SUSPENSE ACCOUNT. "Suspense Account" shall mean the Account established pursuant to any provisions of Section 13.4 to hold any excess Annual Additions.

            2.46 TAX DEFERRED DEPOSITS. "Tax Deferred Deposits" shall mean those contributions made by a Member which represent pre-tax contributions.

            2.47 TAX DEFERRED DEPOSITS ACCOUNT. "Tax Deferred Deposits Account" of a Member shall mean his/her individual account in the Trust Fund in which are held his/her Tax Deferred Deposits and the earnings thereon.

            2.48 TRUST AND TRUST FUND. "Trust" or "Trust Fund" shall mean the one or more trusts created for funding purposes under the Plan.

            2.49 TRUSTEE. "Trustee" shall mean the individual or entity acting as a trustee of the Trust Fund.

            2.50 VALUATION DATE. "Valuation Date" shall mean the date as of which the Trustee shall determine the value of the assets in the Trust Fund for purposes of determining the value of each Account, which shall be December 31 of each year, and such other dates as may be determined in rules prescribed by the Plan Administrator.

            2.51    YEAR OF SERVICE.

                    (a) For all purposes under this Plan except eligibility beginning on or after January 1, 1991, an Employee shall be deemed to have completed a "Year of Service" if he/she completes one thousand (1,000) or more Hours of Service during the relevant Computation Period. Solely for purposes of eligibility beginning January 1, 1991, an Employee shall be deemed to have completed a "Year of Service" as of the date following the Employment Commencement Date or the Reemployment Commencement Date on which he/she is credited with six months of Service.

                    (b) An Employee shall be credited with his/her Years of Service with an Affiliated Company, but only to the extent that such service would have been credited under the rules set forth in this Section. Notwithstanding the foregoing, unless the Company shall provide by resolution of its Board of Directors an Employee shall not receive credit for his Years of Service with an Affiliated Company for any period of employment with an Affiliated Company prior to such entity becoming an Affiliated Company. An Employee shall receive credit for service with previous employers only to the extent provided by resolution of the Board of Directors and then only if the credit for service satisfies the nondiscrimination standards of Section 401(a)(4) of the Code.

                    (c) Notwithstanding the foregoing, the Years of Service for a purpose of any individual who was an Employee on the Restated Effective Date shall be his/her Years of Service under the Prior Plan for that purpose as of the Restated Effective Date. Any Years of Service prior to the Restated Effective Date that were disregarded for a purpose under the provisions of the Prior Plan shall be disregarded under this Plan for that same purpose.

                                 ARTICLE III

                        ELIGIBILITY AND PARTICIPATION

            3.1     PARTICIPATION.

                    (a) Each Eligible Employee shall become eligible to participate upon the first Entry Date coincident with or immediately following the completion of a Year of Service.

                    (b) If an Eligible Employee experiences a Separation (i) after satisfaction of the requirements of Paragraph (a) above but prior to his/her entering the Plan, or (ii) after the Employee becomes a Member of the Plan, the Employee shall become eligible to participate in the Plan immediately upon his/her Reemployment Commencement Date. Prior Service of an Eligible Employee who experiences a Separation shall be taken into account upon his/her Reemployment Commencement Date for purposes of satisfying the eligibility requirements of this Plan.

                    (c) If a Member becomes ineligible to participate because he or she has become a member of an ineligible class of Employees (but has not incurred a Separation), then upon return to an eligible class of Employees, the Employee will immediately become a Member. If an Employee who is not a member of an eligible class of Employees becomes a member of that class, that Employee will participate as of the first Entry Date following his or her completion of the Plan's eligibility requirements.

            3.2 PARTICIPANTS IN PRIOR PLAN. Any Employee who was eligible to participate in the Plan on December 31. 1988, shall automatically be eligible to participate in the restated Plan on January 1, 1995, provided he/she is an Eligible Employee on that date.

                                  ARTICLE IV

                               MEMBER DEPOSITS

            4.1     ELECTION.

                    (a) To the extent permitted by Section 4.2 below, each Eligible Employee may elect to defer the receipt of a portion of his/her Compensation and have the deferred amount contributed directly by the Company to the Plan as Tax Deferred Deposits. Deposits may be made only by means of payroll withholding or such other means as the Plan Administrator shall prescribe.

                    (b) The Plan Administrator shall prescribe such rules and procedures and provide such forms as are necessary or appropriate for each Member, and each Eligible Employee who will become a Member, to make deposits pursuant to this Article IV.

            4.2     AMOUNT SUBJECT TO ELECTION.

                    (a) Members may elect to contribute a percentage of his/her Compensation for the Plan Year to the Plan as Tax Deferred Deposits not to exceed ten percent (10%).

                    (b) Notwithstanding the foregoing, the Tax Deferred Deposits of a Member for a Plan Year may not exceed $7,000, as adjusted in order to reflect increases in the cost-of-living as announced from time to time by the U.S. Treasury Department. This limitation applies in the aggregate to the "elective contributions" of the Member under all plans. For this purpose, the term "elective contributions" includes the Member's Tax Deferred Deposits to this Plan, the Member's pre-tax contributions to any other qualified cash or deferred arrangement (as defined in Section 401(k) of the Code), any elective employer contributions to a simplified employee pension plan that are not included in the Member's gross income due to Code Section 402(h)(1)(b) and any employer contribution used to purchase an annuity contract under Code Section 403(b) pursuant to a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(d)).

                    (c) The Plan Administrator may prescribe such rules as it deems necessary or appropriate regarding the maximum amount that a Member may elect to defer and the timing of such an election. These rules shall apply to all individuals eligible to make an election described in Section 4.1, except to the extent that the Plan Administrator prescribes special or more stringent rules applicable only to Tax Deferred Deposits made by Highly Compensated Employees and except to the extent of Section 4.3 hereof.

            4.3     LIMITATIONS ON DEFERRALS AND COMPANY CONTRIBUTIONS.

                    (a) The Plan Administrator may in its discretion limit, revoke or amend an election by a Member under Section 4.2(a) (or, in the case of Company Contributions, limit the amount to be allocated) if it determines that such limitation, revocation or amendment is necessary under one of the following circumstances:

                            (i) in the case of Tax Deferred Deposits to insure that the discrimination tests of Section 401(k) of the Code governing permissible levels of tax-deferred contributions are met for such Plan Year, or to insure that one of the following tests is met for such Plan Year:

                                   (1)   The Actual Average Percentage of the
                            Tax Deferred Deposits of the Highly-Compensated Employees eligible to participate is not more than
                            1.25 times the Actual Average Percentage of the Tax-Deferred Deposits for all other Employees eligible to participate; or

                                   (2)   The Actual Average Percentage of the
                            Tax Deferred Deposits for the Highly-Compensated Employees eligible to participate is not more than
                            2.0 times the Actual Average Percentage of the Tax Deferred Deposits for all other Employees eligible to participate and the Actual Average Percentage of the Tax Deferred Deposits for the Highly-Compensated Employees eligible to participate does not exceed the Actual Average Percentage of the Tax Deferred Deposits for all other Employees eligible to participate by more than two (2) percentage points.

                            (ii) in the case of Company Contributions to insure that the discrimination tests of Section 401(m) of the Code governing permissible levels of contributions are met for such Plan Year, or to insure that one of the following tests is met for such Plan Year:

                                   (1)   The Actual Average Percentage of the
                            Company Contributions for the Highly-Compensated Employees eligible to participate is not more than
                            1.25 times the Actual Average Percentage of the Company Contributions for all other Employees eligible to participate; or

                                   (2)   The Actual Average Percentage of the
                            Company Contributions for the Highly-Compensated Employees eligible to participate is not more than
                            2.0 times the Actual Average Percentage of the Company Contributions for all other Employees eligible to participate and the Actual Average Percentage of the Company Contributions for the Highly-Compensated Employees eligible to participate does not exceed the Actual

                            Average Percentage of the Company Contributions for all other Employees eligible to participate by more than two (2) percentage points; or

                            (iii) to insure that a MEMBER's additions for any calendar year will not exceed the limitations of Article XIII; or

                            (iv) to insure that the Tax Deferred Deposits of a Member for any calendar year do not exceed the limits of Code Section 402(g) for the Year in which the deposits are made as described in Section 4.2(b); or

                            (v) to insure deductibility of the Employer's entire contribution to the Plan and any other qualified plan for federal income tax purposes.

                    (b) If a limitation or amendment becomes necessary pursuant to Paragraphs (a)(i) or (ii) above, such limitation or amendment will be first applied to the Member who is the Highly-Compensated Employee electing the highest percentage of Deposits pursuant to Section 4.2(a) or receiving the highest percentage of Company Contributions, as the case may be, until the tests of (i) or (ii) are met or until such Member's election pursuant to Section 4.2(a) or percentage of Company Contributions, as the case may be, is reduced to the same percentage level as the Member who is the Highly-Compensated Employee electing the second highest percentage of deposits pursuant to Section 4.2(a) or receiving the second highest percentage of Company Contributions, whichever is applicable. If further limitations are required, then both such Members' percentage elections (or Company Contributions) shall be reduced until the tests of (i) or (ii) are met or until the two Members' elections pursuant to Section 4.2(a) or percentage of Company Contributions, as the case may be, are reduced to the same percentage level as the Member who is the Highly-Compensated Employee electing the third highest percentage of deposits pursuant to Section 4.2(a) or receiving the third highest percentage of Company Contributions, whichever is applicable, and such limitations or amendments shall continue to be made in a similar manner from Members who are Highly-Compensated Employees making the highest percentage elections (or receiving the highest percentage of Company Contributions) to the lowest until the tests of (i) or (ii) are satisfied.

                    (c) For purposes of this Section 4.3, the following meanings shall attach:

                            (i)   The "Actual Average Percentage" for a
                    specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of the amount of Tax Deferred Deposits or Company Contributions actually paid over to the Trust on behalf of each such Employee for each Plan Year to the Employee's Compensation for such Plan Year.

                            (ii) The term "Compensation" shall include all amounts paid by the Employer to the Employee which are currently includable in the Employee's gross income. The Employer shall have the right to increase the Employee's Compensation by the amount of any Employee salary reduction elections under Code Sections 125 and 401(k), or to use such alternate definition of Compensation as the Internal Revenue Service may provide by regulation under Code Section 414(s).

                            (iii) In determining the contributions and
                    compensation of a Highly Compensated Employee, the rules of Code Section 414(q) regarding the treatment of certain family members shall be taken into account. For purposes of the rules of Code Section 401(m), a Highly Compensated Employee who is either a 5 percent owner or one of the ten most highly compensated employees is subject to the family aggregation rules of Code Section 414(q)(6). To the extent and for such purposes as required by the Treasury Regulations, family member includes spouse, lineal ascendants and descendants and spouses of lineal ascendants and descendants.

                    (d) For purposes of this Section, the following rules shall apply:

                            (i)  If a Highly-Compensated Employee is a
                    participant in two or more cash or deferred arrangements sponsored by the Company or an Affiliated Company, the average deferral percentage of the Highly-Compensated Employee shall be determined by treating all such cash or deferred arrangements under which the Highly-Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single arrangement.

                            (ii) The contribution percentage for any Member who is a Highly-Compensated Employee for the Plan Year and who is eligible to receive an allocation of Company Contributions (or to have employee contributions within the meaning of Code Section 401(m)(3)(a), qualified nonelective contributions within the meaning of Code Section 401(m)(4)(c) or elective deferrals within the meaning of Code Section 402(g)(3)(a) allocated to his account under this Plan and one or more other plans described in Code Sections 401(a) or arrangements described in Code Section 401(k) that are maintained by the Company or an Affiliated Company) shall be determined as if all such contributions (and all such matching contributions, qualified nonelective contributions or elective deferrals) were made under a single plan.

                            (iii) If two or more plans which include
                    arrangements under Code Section 401(k) or (m) are considered one plan for the purposes of Code Section 401(a)(4) or 410(b), the Code Section 401(k) or (m) arrangements included in such plans shall be treated as one arrangement.

                            (iv) If a Highly-Compensated Employee is subject to the family aggregation rules of Code Section 414(q)(6) because he/she is either a five percent owner or one of the ten most highly compensated employees, the combined deferral percentage for the family group (which is treated as one Highly-Compensated Employee) must be determined by combining the Tax Deferred Deposits, compensation and other amounts treated as elective contributions of all the eligible family members. Except to the extent taken into account in the preceding sentence, the Tax Deferred Deposits, compensation and other amounts treated as elective contributions of all family members are disregarded in determining the actual deferral percentage for the groups of Highly-Compensated Employees and those who are not Highly-Compensated Employees.

                            (v) The amount of excess contributions to correct for a Plan Year pursuant to Section 4.4 shall be reduced by any excess deferrals previously distributed to a Member pursuant to Section 4.5 for the taxable year ending with or within the Plan Year.

                            (vi) The amount of excess deferrals for a taxable year of a Member that must be distributed to the Member pursuant to Section 4.5 shall be reduced by any excess contributions previously distributed with respect to the Member for the Plan Year beginning with or within that taxable year.

                            (vii) The Company shall maintain records
                    demonstrating compliance with the testing requirements of Code Section 401(k) and (m).

                            (viii) To the extent there is multiple use of the
                    alternative limitation within the meaning of Section 1.401(m)-2(b) of the Treasury Regulations, the average deferral percentage of the Highly-Compensated Employees in the Plan shall be reduced in accordance with Paragraph (b) above until the combined average deferral percentage and average contribution percentage of the Highly-Compensated Employees does not exceed the aggregate limit.

                            (ix) The determination and treatment of the
                    contributions percentage of any Member shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

            4.4     CORRECTION OF EXCESS CONTRIBUTIONS.

                    (a)     If the contributions made on behalf of Members under
            Section 4.2(a) or Sections 5.2 and 5.3 causes the Plan to fail the discrimination tests under Section 4.3, then any contributions of a Member in excess of the amount permitted to be contributed by the Member under Section 4.3 or the amount permitted to be contributed on behalf of the Member under Sections 5.2 and 5.3 ("excess contributions") and any allocable income shall be returned to the affected Members no later than 12 months after the close of the Plan Year in which the excess contributions were made.

                    (b) The income allocable to the excess contributions of a Member shall be determined by multiplying the income allocable to the Tax Deferred Deposits or Company Contributions, as the case may be, of the Member for the Plan Year by a fraction, the numerator of which is the excess contributions of the Member contributed for the preceding Plan Year and the denominator of which is the account balance in the Member's Tax Deferred Deposits Account or Company Contributions Account, as the case may be, as of the last day of the preceding Plan Year.

                    (c) The excess contribution of a Highly-Compensated Employee whose contribution percentage is determined under the family attribution rules shall be allocated among family members in proportion to the share of the contribution of each family member that is combined to determine the contribution percentage.

            4.5     DISTRIBUTION OF EXCESS DEFERRALS.

                    (a) The Plan Administrator shall direct the distribution to a Member of any excess deferrals by the Member for the calendar year that are claimed by the Member under subsection (b) together with any income allocable thereto. Such distribution shall be made no later than April 15 of the year following the calendar year to which the excess deferral relates. The income allocable to an excess deferral shall be determined under the same principles described for determining income allocable to excess contributions in Section 4.4(b).

                    (b) The claim of a Member shall be in writing and submitted to the Plan Administrator by March 1 of the year following the year in which the excess deferral was made, shall specify the amount of excess deferrals to this Plan for the preceding calendar year, and shall include a statement that if the excess deferrals are not distributed, the excess deferrals, when added to the amounts deferred under other plans and arrangements described in Code Sections 401(k), 408(k) or 403(b), exceeds the limit imposed on the Member by Code Section 402(g) for the year in which the deferral occurred.

            4.6     TERMINATION OF, CHANGE IN RATE OF, OR RESUMPTION OF
DEFERRALS.

                    (a) The Plan Administrator shall prescribe such rules and procedures as it deems necessary or appropriate relating to the submission of requests by Members for the termination, resumption, or change in the rate of the Member's deposits. These rules and procedures may require prior written notice to the Plan Administrator before any such action may be taken with respect to a Member's deposits.

                    (b) The right of a Member to make deposits shall cease upon termination of employment by the Company. A Member who is on a Leave of Absence, however, may continue to make deposits during such period to the extent and under such rules and procedures as shall be determined by the Plan Administrator.

            4.7 CHARACTER OF DEPOSITS. Tax Deferred Deposits shall be treated as employer contributions for purposes of Code Sections 401(k) and 414(h).

            4.8 ROLLOVER CONTRIBUTIONS. Rollover contributions are not permitted under this Plan.

                                  ARTICLE V

                     TRUST FUND AND COMPANY CONTRIBUTIONS

            5.1 TRUST FUND. The Company has entered into a Trust Agreement for the establishment of a Trust to hold the assets of the Plan. The Trustee has agreed to hold and administer all funds and assets that may be deposited with the Trustee pursuant to the terms of this Plan.

            5.2 MATCHING CONTRIBUTIONS. The Company shall contribute a percentage as determined from time to time by the Company of the Qualified Tax Deferred Deposits made by each Member for the Plan Year. Qualified Tax Deferred Deposits are the Tax Deferred Deposits made by a Member for a Plan Year that do not exceed the percentage as determined from time to time by the Company of the Compensation of the Member for that Plan Year which percentage, however, shall not exceed six percent (6%) of the Compensation of the Member for that Plan Year. The amount the Company is required to contribute under this Section shall be reduced by any forfeitures for the Plan Year that are not allocated under
Section 6.4(a) to restore accounts of rehired MEMBERS.

            5.3 COMPANY ELECTIVE CONTRIBUTIONS. The Company may make Company Elective Contributions to the Plan in an amount, if any, on behalf of each Plan Year determined in its discretion. The Company is not required to make any contribution under this Section in any Plan Year. The amount of this contribution, if any, shall not exceed the maximum deductible amount determined under Code Section 404.

            5.4 FORM AND TIMING OF COMPANY CONTRIBUTIONS. Company Contributions to the Trust Fund shall be paid in the form of cash. The Company Contributions shall be paid by the Company directly to the Trustee annually, semi-annually, quarterly, semi-monthly, monthly or at such times as the Company in its sole discretion may determine. The total amount of the Company Contribution for a Plan Year shall be paid to the Trustee either during the Plan Year or at any time prior to the date prescribed by law for the filing of the Company's Federal Income Tax Return (including any extensions thereof) for the taxable year of the Company ending on the last day of the Plan Year.

            5.5     INVESTMENT OF TRUST ASSETS.

                    (a) The manner in which the assets of the Trust Fund (including the income earned thereon) shall be invested shall be determined in accordance with rules prescribed by the Plan Administrator. The Plan Administrator may prescribe special rules regarding the investment of Rollover Contributions Accounts or Tax Deferred Deposits Accounts, which rules may provide that these Accounts may be invested differently than the other Accounts established under this Plan.

                    (b) It is intended that this Plan constitute a participant directed individual account plan under Section 404(c) of the ERISA. The Plan Administrator shall administer the Plan in accordance with the provisions of Article XVIII. The Plan Administrator may divide the Trust into one or more subfunds but the Trust shall at all times constitute a single trust. In addition, each Member's Account may be divided into one or more subaccounts to reflect the investment of such Account in one or more investment alternatives maintained under the Trust.

                    (c) The rules prescribed by the Plan Administrator pursuant to this Section 5.5 shall be consistent with Article XVIII, with the fiduciary responsibility rules of Part 4 of Subtitle B of Title I of ERISA and with Section 401(a) of the Code.

            5.6 IRREVOCABILITY. The Company shall have no right or title to, nor interest in, the contributions made to the Trust Fund, and no part of the Trust Fund shall revert to the Company except that on and after the Effective Date funds may be returned to the Company as follows:

                    (a) In the case of a Company Contribution which is made by a mistake of fact, at the Company's written request that contribution may be returned to the Company within one (1) year after it is made.

                    (b) All company contributions to the Trust are hereby conditioned upon the Plan satisfying all of the requirements of Code
            Section 401(a). If the Internal Revenue Service determines upon an initial timely application that the Plan does not qualify, at the Company's written election the Plan may be revoked and all such contributions may be returned to the Company within one year after the date of Internal Revenue Service denial of the qualification of the Plan. Upon such revocation the affairs of the Plan and Trust shall be terminated and wound up as the Company shall direct.

                    (c) All Company Contributions to the Plan are conditioned upon the deductibility of those contributions under Code
            Section 404. To the extent a deduction is disallowed, at the Company's written request the contribution may be returned to the Company within one year after the disallowance.

                    (d) In the event that the Plan is terminated when there are amounts remaining in the Suspense Account, the excess funds may revert to the Company to the extent provided in Section 13.4(e).

            5.7 COMPANY, PLAN ADMINISTRATOR AND TRUSTEE NOT RESPONSIBLE FOR ADEQUACY OF TRUST FUND.

                    (a) The Company, Plan Administrator, and the Trustee shall not be liable or responsible for the adequacy of the Trust Fund to meet and discharge any or all payments and liabilities hereunder. All Plan benefits will be paid only from the Trust assets, and neither the Company, the Plan Administrator nor the Trustee shall have any duty or liability to furnish the Trust with any funds securities or other assets except as expressly provided in the Plan.

                    (b)     Except as required under the Plan or Trust or under
            Part 4 of Subtitle B of Title I of ERISA, the Company shall not be responsible for any decision, act or omission of the Trustee, or the Plan Administrator, and shall not be responsible for the application of any moneys, securities, investments or other property paid or delivered to the Trustee.

                                  ARTICLE VI

                           ACCOUNTS AND ALLOCATIONS

            6.1 MEMBERS' ACCOUNTS. In order to account for the allocated interest of each Member in the Trust Fund, there shall be established and maintained for each member a Company Contributions Account, a Tax Deferred Deposits Account, and for those making such a contribution, a Rollover Contributions Account.

            6.2 ALLOCATION OF AMOUNTS CONTRIBUTED BY MEMBERS. All Tax Deferred Deposits contributed by a Member shall be allocated to the Tax Deferred Deposits Account established and maintained for that Member. Such contributions shall be paid by the Company to the Trustee as soon as practicable, but in no event later than ninety (90) days after such amounts are withheld from the Members' paychecks.

            6.3 ALLOCATION OF MATCHING CONTRIBUTIONS. Matching Contributions related to the Tax Deferred Deposits of a Member shall be contributed to the Plan and allocated to the Company Contributions Account established and maintained for that Member. Such contributions shall be paid by the Company to the Trustee as the Company in its sole discretion shall determine within the time period for contributions allowed by law. The Matching Contribution for the benefit of a Member shall be allocated to the Company Contributions Account of the Member as of the date the contribution is made to the Plan.

            6.4     ALLOCATION OF COMPANY ELECTIVE CONTRIBUTIONS.

                    (a) Company Elective Contributions and forfeitures for the Plan Year shall first be used to restore the Company Contributions Accounts of rehired Members in accordance with the terms of Section 8.12(b). Any remaining forfeitures for the Plan Year shall reduce that amount of contribution for that year of the Company under Section 5.2 (Matching Contributions).

                    (b) Any remaining Company Elective Contributions for the Plan Year will be allocated as of the Anniversary Date of the Plan Year among the Company Contributions Accounts of the Members based upon the ratio of the amount of each Member's Compensation for the Plan Year to the total of all Members' Compensation for the Plan Year (computed in the same manner). Each Member's share of the Company Elective Contributions shall be allocated to the Company Contributions Account of the Member.

                    (c) Notwithstanding the above, a Member shall not be entitled to share in an allocation under Paragraph (b) above for a particular Plan Year unless that Member completes at least 1000 Hours of Service during the Plan Year and is employed by the Company as an Eligible Employee on the last day of that Plan Year. However, the rule in the preceding sentence shall not apply to a Member whose employment is terminated (i) after age sixty-five (65), or (ii) by reason of his/her death or disability.

                    (d) The allocations of Company contributions under this Section shall be made after the allocations required by Sections 6.5 and 13.5 have been made.

                    (e) In no event shall a Member who experiences a forfeiture as of the end of an Plan Year share in any allocation of forfeitures for that Plan Year.

            6.5 REVALUATION OF MEMBERS' ACCOUNTS. Within sixty (60) days after each Valuation Date the Trustee shall value the assets of the Trust on the basis of fair market values. If a Member is directing the investment of funds in his/her account, such investments shall be valued separately from those invested by the Trustee so that gains or losses of the investments made at the direction of a Member are not commingled with the gains and losses from the assets invested by the Trustee or invested as the direction of any other Member. In this Section, the reference to the "Trust Fund" shall refer only to the assets in the Trust being invested by the Trustee without the direction of a Member.

Upon receipt of these valuations from the Trustee, the Plan Administrator shall revalue the Accounts of each Member to the extent not being invested at the direction of the Member as of the Applicable Valuation Date so as to reflect a proportionate share in any increase or decrease in the fair market value of the assets in the Trust Fund, determined by the Trustee as of that date as compared with the value of the assets in the Trust Fund as of the immediately preceding Valuation Date. The valuation and allocation provisions of this Section shall be applied and implemented in accordance with the following rules:

                    (a) All gains, losses, dividends and other property acquisitions and/or transfers that occur with respect to the Trust Fund shall be held, charged, credited, debited or otherwise accounted for on an unallocated basis until allocated to Members' Accounts entitled to share therein or otherwise used or applied in accordance with the provisions of this Plan.

                    (b) As of each Valuation Date the Plan Administrator shall revalue the Accounts of each Member in accordance with the following rules of this subsection (b) so as to reflect to each such Account not being invested at the direction of a Member a proportionate share in the net income or loss of the assets since the immediately preceding Valuation Date.

                            (i) The share of the net income (or loss) that will be allocated to each Account maintained on behalf of a Member is the ratio which the balance of his/her Account on the preceding Valuation Date (reduced by the amount of any distributions or withdrawals attributable to his/her Account and increased by the amount of any contributions allocated to his/her Account prior to the applicable Valuation Date) bears to the sum of such balances for all other Members as of that date.

                            (ii) The net income (or loss) that is allocable pursuant to the provisions of this Paragraph (b) shall include:

                                   (1)  The increase (or decrease) in the fair
                            market value of Trust assets;

                                   (2) All cash income of the Trust, whether in the form of interest, cash dividends, or otherwise; and

                                   (3)  All expenses attributable to Trust
                            assets (that have not been paid by the Company) since the preceding Valuation Date.

                            (iii) The net income (or loss) that is allocable
                    pursuant to the provisions of this subsection (b) does not include current Company Contributions, Tax Deferred Deposits, or Rollover Contributions.

                    (c) The Plan Administrator shall prescribe such rules as it deems necessary or appropriate regarding adjustment to be made in the way the earnings of the Trust Fund are allocated among the various Accounts to reflect (i) separate investment alternatives available to Members, (ii) time of contributions during the Plan Year, and (iii) changes made by a Member during the Plan Year regarding the way in which the assets already credited to his Account(s) are invested.

                    (d) Under rules which may be prescribed by the Plan Administrator, Accounts of a Member which become wholly or partially distributable or withdrawable on other than a Valuation Date shall be valued currently if such interim valuation (as determined in the sole discretion of the Plan Administrator) is necessary to account for a substantial change in the fair market value of the assets in the Trust (or in one or more of the subfunds) since the last Valuation Date. The increase or decrease in the amount distributed to the Member as a result of an interim valuation shall only increase or decrease the earnings of the Trust which is to be allocated at the next Valuation Date as of which allocations are made under this Section.

                    (e) Under rules developed by the Plan Administrator, Accounts invested at the direction of the Member shall be valued separately from the assets in the Trust Fund. The value to each such account at any time shall be the value of the assets in such account at that time acquired at the direction of the Member, reduced by the account's share of general expenses attributable to Trust assets (that have not been paid by the Company) and any specific costs or expenses (that have not been paid by the Company) associated specifically with the account or the assets in the account acquired at the direction of the Member.

                    (f) This allocation of net income and losses under this Section shall be made prior to the allocations required under
            Section 13.4.

            6.6 LIFE INSURANCE. The Plan Administrator shall not direct the purchase of life insurance on the lives of Members.

            6.7 TREATMENT OF ACCOUNTS UPON TERMINATION OF EMPLOYMENT. Upon a Member's termination of employment, pending distribution of the Member's benefit pursuant to the provisions of Article VIII below, the Member's Accounts shall continue to be maintained and accounted for in accordance with all applicable provisions of this Plan, including but not limited to the allocation of Company Elective Contributions and net income or loss to which the Accounts are entitled under the applicable provisions of Sections 6.4 and 6.5 as of any Valuation Date or other date preceding the distribution of the Member's entire benefit under the Plan.

            6.8     PLAN ADMINISTRATOR AUTHORITY.

                    (a) Allocations of all assets shall be made on the basis of, and expressed in terms of, dollar value.

                    (b) The Plan Administrator and the Trustee shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Members' Accounts provided for in this Article VI. From time to time the Plan Administrator and Trustee may modify such accounting procedures for the purpose of achieving equitable, nondiscriminatory, and administratively feasible allocations among the Accounts of Members in accordance with the general concepts of the Plan and the provisions of this Article VI.

                    (c) The Company, the Plan Administrator and Trustee do not in any manner or to any extent whatsoever warrant, guarantee or represent that the value of a Member's Account shall at any time equal or exceed the amount previously contributed or credited thereto.

                                 ARTICLE VII

                           VESTING IN PLAN ACCOUNTS

            7.1 VESTING IN ACCOUNTS. A Member shall be fully vested at all times in the amounts allocated to his/her Tax-Deferred Deposits Account and Rollover Contributions Account.

            7.2 VESTING IN COMPANY CONTRIBUTIONS ACCOUNT. A Member shall have a nonforfeitable interest in a percentage of the amounts allocated to his/her Company Contributions Account in accordance with the following table:


             Number of Years                 Nonforfeitable Percentage
               of Service                            Interest
             ---------------                 --------------------------

               less than 4                              0

                4 or more                             100%

            7.3 DETERMINATION OF YEARS OF SERVICE FOR VESTING. All Years of Service of a Member for the Company shall be taken into account subject to the following:

                    (a) Any service prior to the Restated Effective Date that was disregarded under the terms of the Prior Plan.

                    (b) A Member who experiences a Separation and is later reemployed will not be credited with any Years of Service earned prior to the Separation until he/she has completed a Year of Service after reemployment.

                    (c) If a Member experiences a Break in Service before he/she has a vested interest under this Article VII, then in determining his/her Years of Service under this Section, all Years of Service earned before the Break in Service shall be forfeited if the consecutive number of Breaks in Service equals or exceeds the greater of five or the Years of Service earned before the Breaks.

                    (d) If a Member incurs a Separation which is followed by five consecutive Breaks in Service and is subsequently reemployed, no Year of Service after such period of five consecutive Breaks in Service shall be taken into account in determining the vested percentage in the Member's Company Contributions Account accrued up to such period of Breaks in Service.

                    (e) If a Member incurs a Separation and receives a distribution from the Plan of his or her entire nonforfeitable benefits in accordance with the terms of the Plan, Years of Service shall exclude Years of Service credited prior to the Separation unless the Member is reemployed as an Employee by the Company before incurring five (5) consecutive Breaks in Service and repays to the Plan all money distributed from his/her Company Contributions Account prior to 60 months after such reemployment.

            For purposes of the preceding sentence, a Member who ceases to participate in the Plan and whose nonforfeitable percentage in his/her Company Contributions Account is zero, shall be deemed to have received a complete distribution of the nonforfeitable portion of his/her Company Contributions Account.

            7.4 FULL VESTING UPON CERTAIN EVENTS. Upon the occurrence of one of the following events, a Member shall be fully vested in his or her Company Contributions Account notwithstanding any other provisions of the Plan:

                    (a)     Death or Disability of the Member; or

                    (b)     Attainment by the Member of Normal Retirement Age.

            7.5 AMENDMENT TO VESTING SCHEDULE. If this restatement amends the vesting schedule in a manner that affects the computation of the nonforfeitable interest of a Member in his/her Company Contributions Account, a Member with at least three Years of Service on the Restated Effective Date may elect to have his/her nonforfeitable interest computed under the Plan without regard to the amendment made to the vesting schedule. The period during which the election may be made shall commence with the date the amendment to the vesting schedule is adopted and shall end on the last to occur of the following:

                    (a) 60 days after the amendment to the vesting schedule is adopted;

                    (b) 60 days after the amendment to the vesting schedule becomes effective; or

                    (c) 60 days after the Member is given written notice of the amendment to the vesting schedule by the Plan Administrator.

No amendment to the vesting schedule shall reduce the nonforfeitable interest of a Member in his/her Accounts attributable to contributions made before the amendment is adopted.

                                 ARTICLE VIII

                           PAYMENT OF PLAN BENEFITS

            8.1     PAYMENT OF BENEFITS.

                    (a) Benefits shall become distributable to a Member upon the Separation of the Member on account of disability, termination of employment or retirement. Benefits shall become distributable to the Beneficiary of a Member upon the Separation of the Member on account of death.

                    (b) The amount of the benefits distributable to a Member (or in the case of death benefits to the Beneficiary of the Member) shall be the amount credited to such Member's Accounts as of the date of distribution, taking into account any contributions made to the Member's Accounts during the Plan Year and any withdrawals from the Member's Accounts during the Plan Year.

                    (c)     Distribution shall be as follows:

                            (i) If the nonforfeitable balance in the Member's accounts to be distributed does not exceed $3,500.00, distribution shall be in the form of a cash lump sum to the Member or, in the case of death, to his/her Beneficiary.

                            (ii) If the nonforfeitable balance in the Member's accounts to be distributed exceeds $3,500.00, distribution shall be in the form of either (1) a cash lump sum payment, or (2) monthly installments, as nearly equal as practicable, over a designated number of months not to exceed the life expectancy of the Member or the joint life expectancy of the Member and a designated beneficiary (or, in the case of death benefits the life expectancy of the Beneficiary).

                    If a Member (or his/her Beneficiary) shall elect to have benefits paid in the form of subsection (2) above, such Member (or his/her Beneficiary) shall have the right to elect to receive the balance of the account in the form of subsection (2) at anytime.

                    Nothing in this Plan shall reduce or eliminate Code Section 411(d)(6) protected benefits determined immediately prior to January 1, 1995 under the terms of the Prior Plan and the Plan Administrator shall so administer this Plan.

                    (d) Distribution of benefits shall commence as soon as reasonably practicable (taking into account the allocation rules of Article VI, if applicable) and in no event later than 60 days after the end of Plan Year in which occurred the event entitling the Member (or his/her Beneficiary) to benefits. Notwithstanding the foregoing, if the nonforfeitable balance in the Member's accounts to be distributed exceeds $3,500.00, distribution shall not be made before the end of the Plan Year of the Member's death or attainment of age 62, whichever occurs first, without the written consent of the Member.

            8.2 WITHDRAWALS FROM TAX DEFERRED DEPOSITS ACCOUNTS UPON ATTAINING AGE 59-1/2.

            After attaining age 59-1/2, a Member may elect to withdraw amounts, in cash, from his/her Tax Deferred Deposits Account. Unless otherwise permitted by rules adopted by the Plan Administrator, no more than one withdrawal may be made in any Plan Year under this section.

            8.3  WITHDRAWAL OF TAX DEFERRED DEPOSITS FOR HARDSHIP.

                    (a) Subject to the approval of the Plan Administrator and guidelines promulgated by the Plan Administrator, withdrawals from the Member's Tax Deferred Deposits Account may be permitted to meet a financial hardship resulting from:

                            (i) Uninsured medical expenses incurred by the member, or the Member's spouse or dependent;

                            (ii) The purchase (excluding mortgage payments) of a principal residence of the Member;


                            (iii) The payment of tuition for the next semester
                    or quarter of post-secondary education for the Member, or the Member's spouse, children or dependents;

                            (iv) The prevention of eviction of the Member from his/her principal residence, or foreclosure on the mortgage of the Member's principal residence; and

                            (v)   Any other event described in Treasury
                    Regulations or rulings as an immediate and heavy financial need and approved by the Company as a reason for permitting distribution under this Section.

            The Plan Administrator shall determine, in a non-discriminatory manner, whether a Member has a financial hardship. A distribution may be made under this Section only if such distribution does not exceed the amount required to meet the immediate financial need created by the hardship and is not reasonably available from other resources of the Member.

                    (b) The withdrawal amount shall not in any event exceed the value of the Member's Tax Deferred Deposits Account as of date of the Plan Administrator's acceptance of the Member's written application for a hardship withdrawal. In addition, except as provided otherwise in the following sentence, the withdrawal amount shall not exceed the value of the Member's Deposits to such Account, less previous withdrawals. Notwithstanding the foregoing, any distribution under this Section may include earnings accrued to the Member's Tax Deferred Deposits Account prior to 1989. Payment of the withdrawal shall be in a single sum no later than the end of the month following the date on which the withdrawal is approved by the Plan Administrator unless in its rules the Plan Administrator selects a different time limit.

                    (c) If a Member withdraws any amount from his/her Tax Deferred Deposits Account pursuant to this Section, he/she shall be unable to elect that any Deposits be made on his behalf under this Plan or under any other Plan maintained by the Company or an Affiliated Company until one year after receipt of the withdrawal. In addition, a Member who withdraws any amount from his/her Tax Deferred Deposits Account pursuant to this Section shall be unable to elect any Tax Deferred Deposits under this Plan or under any other plan maintained by the Company or an Affiliated Company for the Member's taxable year immediately following the taxable year of the withdrawal to any extent that such Tax Deferred Deposits would exceed the applicable limit under Section 402(g) of the Code for such taxable year, reduced by the amount of such Member's Tax Deferred Deposits for the taxable year of the withdrawal.

                    (d) A Member shall not be permitted to make any withdrawals from his/her Tax Deferred Deposits Account pursuant to this section until he/she has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all qualified profit sharing and retirement plans maintained by the Company.

            8.4 SPECIAL LIMITATION RULES. The purpose of this Section is to set forth the legal limits on the form and timing of distributions from the Plan. This Section shall not be construed to provide any additional forms in which payment of benefits may be made, or to extend the time in which payment is to commence, that are not specifically provided by other provisions of the Plan.

                    (a) Unless a Member elects to the contrary pursuant to rules prescribed by the Plan Administrator, payment of benefits must commence no later than the 60th day after the close of the Plan Year in which occurs the latest of the following:

                            (i)   The Member's Normal Retirement Age;

                            (ii) The tenth anniversary of the date on which the Member commenced participation in the Plan; or

                            (iii) The termination of the Member's employment
                    with the Company or an Affiliated Company.

                    (b) The interest of each Member shall be distributed to the Member --

                            (i)   Not later than the Required Beginning Date, or

                            (ii)  Commencing not later than the Required
                    Beginning Date over a specified period of years not exceeding:

                                   (1)  the life of the Member,

                                   (2)  the life of the Member and a
                            Beneficiary,

                                   (3)  a period certain not extending beyond
                            the life expectancy of the Member, or

                                   (4)  a period certain not extending beyond
                            the joint and last survivor expectancy of the Member and a Beneficiary.

                    (c) If the Member's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

                            (i)   Individual account.

                                   (1)  If a Member's benefit is to be
                            distributed over (1) a period not extending beyond the life expectancy of the Member or the joint life and last survivor expectancy of the Member and the Beneficiary, or (2) a period not extending beyond the life expectancy of the Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Member's benefit by the applicable life expectancy.

                                   (2)  The amount to be distributed each year,
                            beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Member's benefit by the lesser of (1) the applicable life expectancy or (2) if the Member's spouse is not the Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Regulations. Distributions after the death of the Member shall be distributed using the applicable life expectancy in Section 8.4(c)(i)(1) above as the relevant divisor without regard to Proposed Regulations Section 1.401(a)(9)-2.

                                   (3)  The minimum distribution required for
                            the Member's first distribution calendar year must be made on or before the Member's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Member's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.

                            (ii) Other forms. If the Member's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the proposed regulations thereunder.

                    (d) For purposes of Section 8.4(b), "Required Beginning Date" shall mean, with respect to a Member, April 1 of the calendar year following the calendar year in which the Member attains age seventy and one-half (70-1/2).

                    (e) If distribution has begun and the Member dies before his/her entire benefit is distributed, the method of distributing the remaining portion of his/her benefit shall be at least as rapid as that in effect as of the date of his/her death.

                    (f) If the Member dies before distribution of his or her interest begins, distribution of the Member's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death except to the extent that an election is made to receive distributions in accordance with (i) or
            (ii) below:

                            (i) if any portion of the Member's interest is payable to a Beneficiary, distributions may be made over a period certain not greater than the life expectancy of the Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Member died;

                            (ii) if the Beneficiary is the Member's surviving spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Member died and (2) December 31 of the calendar year in which the Member would have attained age 70 1/2.

                    The Member's Beneficiary must elect the method of
            distribution no later than the earlier of (3) December 31 of the calendar year in which distributions would be required to begin under this Section, or (4) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Member. If the Member has no Beneficiary, or if the Beneficiary does not elect a method of distribution, distribution of the Member's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

                    (g) For purposes of Section 8.4(f) above, if the surviving spouse dies after the Member, but before payments to such spouse begin, the provisions of Section 8.4(f) with the exception of paragraph (ii) therein, shall be applied as if the surviving spouse were the Member. For purposes of this Section 8.4(f), any amount paid to a child of the Member will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

                    (h) All distributions shall be determined and made in accordance with the Proposed Regulations under section 401(a)(9), including the minimum distribution incidental benefit requirement of
            Section 1.401(a)(9)-2 of the Proposed Regulations.

                    (i) Definitions. The following definitions shall apply to this Section 8.4.

                            (i)   APPLICABLE LIFE EXPECTANCY.  The life
                    expectancy (or joint and last survivor expectancy) calculated using the attained age of the participant (or the Beneficiary) as of the participant's (or Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

                            (ii) DISTRIBUTION CALENDAR YEAR. A calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member's Required Beginning Date. For distributions beginning after the Member's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 8.4(f) and (g) above.

                            (iii) LIFE EXPECTANCY.  Life expectancy and joint
                    and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Regulations
                    Section 1.72-9.

                                   Unless otherwise elected by the Member (or
                            spouse, in the case of distributions described in
                            Section 8.4(f) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Member (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

                            (iv)  MEMBER'S BENEFIT.

                                   (1)  The account balance as of the last
                            valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

                                   (2)  Exception for second distribution
                            calendar year. For purposes of subparagraph (1) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the Required Beginning Date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

            8.5 VALUATION OF PLAN BENEFITS. The Plan Administrator shall prescribe such rules as it deems necessary or appropriate regarding the valuation of a Member's benefit for purposes of this Article VIII. These rules shall take into account, among other things, contributions to the Account of the Member since the last Valuation Date. Each Account of a Member which becomes wholly or partially distributable on other than a Valuation Date may in the discretion of the Plan Administrator be valued currently as set forth in Section 6.4(d).

            8.6     DESIGNATION OF BENEFICIARY.

                    (a) In the event of the death of a Member, the interest of the Member in the Plan (taking into account all prior distributions to the Member) shall be paid to the surviving spouse of the Member if the spouse is still alive, or if not, to the Beneficiary designated by the Member on the form prescribed by and delivered to the Plan Administrator. If the surviving spouse is still alive, payment to another Beneficiary (rather than the spouse) will be made, however, only if --

                            (i) The spouse of the Member consented in writing to the designation of another as the distributee and the consent acknowledges the effect of the designation and is witnessed by a Plan Representative or a notary public, or

                            (ii) It is established to the satisfaction of a Plan Representative that the consent required under subparagraph (i) above may not be obtained because there is no spouse, because the spouse cannot be located, or such other circumstances as may be prescribed in regulations under Code Section 417.

            For purposes of this Section 8.6(a), "Plan Representative" shall mean the person or persons designated by the Plan Administrator to perform the duties specified herein.

                    (b) Subject to the provisions of this Section, the Member shall have the right to change or revoke any such designation by filing a new designation or notice of revocation with the Plan Administrator, and no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation.

                    (c) If a deceased Member shall have failed to designate a Beneficiary, or if the Plan Administrator shall be unable to locate a designated Beneficiary after reasonable efforts have been made, or if for any reason the designation shall be legally ineffective, or if the Beneficiary shall have predeceased the Member, any distribution required to be made under the provisions of this Plan shall commence to the Member's surviving spouse (if then living) or, if not, to the Member's estate. However, if the Plan Administrator cannot locate a qualified representative of the deceased Member's estate, or if administration of the estate is not otherwise required, the Plan Administrator in its discretion may make the distribution under this subsection to the deceased Member's heirs at law, determined in accordance with the law of the State of the Member's domicile in effect as of the date of the Member's death.

                    (d) The Plan Administrator shall prescribe such rules and procedures as it deems appropriate to implement the provisions of this Section.

            8.7     LAPSED BENEFITS.

                    (a) In the event that a benefit is payable under this Plan to a Member and after reasonable efforts the Member and his/her Beneficiary cannot be located for the purpose of paying the benefit during a period of seven (7) consecutive years, the Member shall be presumed dead and the benefit shall be allocated as of the end of the Plan Year to the Company Contributions Accounts of the Members based upon the relative Compensation of each Member for the Plan Year.

                    (b) Notwithstanding the provisions of Section 8.7(a) above, if the Member or his/her Beneficiary shall, subsequently present a valid claim to the benefit, the Accounts of the Member shall be reinstated and the benefit shall be payable to the Member or Beneficiary.

            8.8     PERSONS UNDER LEGAL DISABILITY.

                    (a) If any payee under the Plan is a minor or if the Plan Administrator reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him/her, the Plan Administrator may have the payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or committee of the payee.

                    (b) Any such payment shall be a payment from the Accounts of the payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

            8.9     ADDITIONAL DOCUMENTS.

                    (a) The Plan Administrator or the Company may require satisfactory proof of any matter under this Plan from or with respect to any Employee, Member, or Beneficiary, and no person shall be entitled to receive any benefits under this Plan until the required proof shall be furnished.

                    (b) The Plan Administrator or Trustee, or both, may require the execution and delivery of such documents, papers and receipts as the Plan Administrator or Trustee may determine necessary or appropriate in order to establish the fact of death of the deceased Member and of the right and identity of any Beneficiary or other person or persons claiming any benefits under this Article VIII.

                    (c) The Plan Administrator or the Trustee, or both, may, as a condition precedent to the payment of death benefits hereunder, require an inheritance tax release and/or such security as the Plan Administrator or Trustee, or both, may deem appropriate as protection against possible liability for State or Federal death taxes attributable to any death benefits.

            8.10 TRUSTEE-TO-TRUSTEE TRANSFERS. In the case of any Member or Members who have terminated employment with the Company and all Affiliated Companies participating in this Plan and subsequently become employed by an unrelated successor employer or an Affiliated Company not participating in this Plan, the Plan Administrator, in its discretion, may, at the request of such Member or Members, direct the Trustee to transfer the Accounts of such Member or Members directly to the trustee of any retirement plan maintained by such successor employer or employers in lieu of any distribution described in the preceding provisions of this Article VIII if (i) the retirement plan maintained by such successor employer is determined to the satisfaction of the Plan Administrator to be qualified under Section 401 of the Code, (ii) the sponsor and trustee of such plan consent to the transfer, and (iii) such transfer satisfies the conditions of Section 10.2 hereof.

            8.11 DIRECT DISTRIBUTIONS. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

            For purposes of this Section, the following definitions apply:

                    (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and
            the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                    (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                    (c) Distributee: A distributee includes a Member or former employee. In addition, the Member's or former Member's surviving spouse and the Member's or former Member's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                    (d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

            8.12    FORFEITURES.

                    (a) A Member who experiences a Separation shall forfeit the non-vested portion of his or her Company Contributions Account as of the last day of the Plan Year in which he or she experiences a Separation. Such forfeiture shall be allocated in accordance with the provisions of Section 6.4.

                    (b) In the event a Member who experiences a Separation is reemployed before incurring five (5) consecutive Breaks in Service, the amount of any forfeiture experienced by the Member shall be restored to the Company Contributions Account of the Member.

                    (c) The provisions of this Plan (including (a) and (b) of this Section and Section 6.4(a)) providing for the forfeiture and allocation of the non-vested portion of the Company Contributions Account at the end of the Plan Year in which the Member experiences a Separation shall become effective January 1, 1994. The provisions of the Plan as it existed prior to this restatement which provided for forfeitures to occur and be allocated after the Member experiences a period of five (5) consecutive Breaks in Service shall apply to the periods prior to January 1, 1994. The non-vested Company Contributions Account of any Member who experienced a Separation before 1994 that is still being held shall be forfeited and allocated in accordance with the terms of this Plan as of December 31, 1994.

                                  ARTICLE IX

                   OPERATION AND ADMINISTRATION OF THE PLAN

            9.1     PLAN ADMINISTRATION.

                    (a) Authority to control and manage the operation and administration of the Plan shall be vested in the Plan Administrator.

                    (b) For purposes of ERISA Section 402(a), the Plan Administrator shall be the Named Fiduciaries of this Plan. If a Committee is designated as Plan Administrator, each member of the Committee shall be a Named Fiduciary of this Plan.

                    (c) The Plan Administrator shall cause to be attached to the copy of the Plan maintained in the office of the Plan Administrator an accurate schedule listing the names of all persons from time to time serving as the Named Fiduciaries of the Plan for the purpose of inspection.

            9.2 PLAN ADMINISTRATOR POWERS. The Plan Administrator shall have all powers necessary to supervise the administration of the Plan and control its operations. In addition to any powers and authority conferred on the Plan Administrator elsewhere in the Plan or by law, the Plan Administrator shall have, by way of illustration but not by way of limitation, the following powers and authority:

                    (a) To allocate fiduciary responsibilities (other than "Trustee Responsibilities") among the Named Fiduciaries and to designate one or more other persons to carry out fiduciary responsibilities (other than Trustee Responsibilities). However, no allocation or delegation under this Section 9.2(a) shall be effective until the person or persons to whom the responsibilities have been allocated or delegated agree to assume the responsibilities. The term "Trustee Responsibilities" shall have the meaning set forth in Section 405(c) of ERISA.

                    (b) To designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.

                    (c) To employ such legal, actuarial, medical, accounting, clerical, and other assistance as it may deem appropriate in carrying out of the provisions of this Plan, including one or more persons to render advice with regard to any responsibility any Named Fiduciary or any other fiduciary may have under the Plan.

                    (d) To establish rules and procedures from time to time for the conduct of the Plan Administrator's business and the administration and effectuation of this Plan.

                    (e) To administer, interpret, construe and apply this Plan. To decide all questions which may arise or which may be raised under this Plan by any Employee, Member, former Member, Beneficiary or other person whatsoever, including but not limited to all questions relating to eligibility to participate in the Plan, the amount of service of any Member, and the amount and payment of benefits to which any Member or his/her Beneficiary may be entitled.

                    (f) To determine the manner in which the assets of this Plan, or any part thereof, shall be disbursed.

                    (g) To direct the Trustee, in writing, from time to time, to invest and reinvest the Trust Fund, or any part thereof, or to purchase, exchange, or lease any property, real or personal, which the Plan Administrator may designate. This shall include the right to direct the investment of all or any part of the Trust in any one security or any one type of securities permitted hereunder.

                    (h) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the efficient administration of the Plan.

Any action taken in good faith by the Plan Administrator in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon the Members and their Beneficiaries. All discretionary powers conferred upon the Plan Administrator shall be absolute. However, all discretionary powers shall be exercised in a uniform and nondiscriminatory manner.

            9.3     INVESTMENT MANAGER.

                    (a) Notwithstanding anything in this Article IX to the contrary, the Plan Administrator, by action reflected in the minutes thereof, may appoint one or more Investment

            Managers, as defined in Section 3(38) of ERISA, to manage all or a portion of the assets of the Plan.

                    (b) An Investment Manager shall discharge its duties in accordance with applicable law and in particular in accordance with
            Section 404(a)(1) of ERISA.

                    (c) An Investment Manager, when appointed, shall have full power to manage the assets of the Plan for which it has responsibility, and neither the Company nor the Plan Administrator shall thereafter have any responsibility for the management of those assets, except as otherwise provided by law.

            9.4     FUNDING POLICY.

                    (a) At periodic intervals, not less frequently than annually, the Plan Administrator shall confer with the Trustee regarding the long-run and short-run financial needs of the Plan.

            9.5 PROCEDURE IF COMMITTEE IS PLAN ADMINISTRATOR. If a Committee is appointed to serve as Plan Administrator, the following procedures shall apply:

                    (a) A majority of the members of the Committee as constituted at any time shall constitute a quorum, and any action by a majority of the members present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the action of the Committee.

                    (b) The Committee may designate one or more of its members ("Designated Members") as authorized to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee of this action and the name or names of the Designated Members.

                    (c) The Trustee, Company, Members, Beneficiaries, and any other party dealing with the Committee may accept and rely upon any document executed by the designated Members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of the authorization of the Designated Members.

            9.6     COMPENSATION OF PLAN ADMINISTRATOR AND PLAN EXPENSES.

                    (a) The Plan Administrator, including members of a Committee serving as Plan Administrator, shall serve without compensation unless the Company shall otherwise determine. However, in no event shall any Plan Administrator (including any member of a Committee serving as Plan Administrator) who receives full-time pay from the Company receive compensation from the Plan for his/her services as the Plan Administrator.

                    (b) The Plan Administrator (including all members of a Committee serving as Plan Administrator) shall be reimbursed for any necessary or appropriate expenditures incurred in the discharge of duties as the Plan Administrator.

                    (c) The compensation or fees, as the case may be, of all officers, agents, counsel, the Trustee, or other persons retained or employed by the Plan Administrator shall be fixed by the Plan Administrator, subject to approval by the Company.

                    (d) The expenses incurred in the establishment and administration of the Plan, including but not limited to the expenses incurred by the Plan Administrator (including members of the Committee if serving as Plan Administrator) in exercising their duties, shall be paid out of the Trust assets, to the extent they are not paid by the Company.

                    (e) Notwithstanding the provisions of Section 9.6(d) above, to the extent provided by rules prescribed by the Plan Administrator, the cost of interest, transfer taxes, and normal brokerage charges which are included in the cost of securities (or other forms of investments) purchased by the Trust Fund (or charged to proceeds in the case of sales) shall be charged and allocated in a fair and equitable manner to the Accounts of the Members to which the securities (or other forms of Investments) are allocated.

            9.7 RESIGNATION AND REMOVAL OF MEMBERS. The President of Nature Sunshine Products, Inc. may remove any Plan Administrator. The following apply if a Committee is serving as Plan Administrator:

                    (a) Any member of the Committee may resign at any time by giving written notice to the Chairman or Secretary of the Committee, effective as therein stated.

                    (b) Any member of the Committee may, at any time, be removed by the President of Nature Sunshine Products, Inc.

                    (c) In the case of a Committee member who is also an Employee of the Company, his/her status as a Committee member shall terminate as of the effective date of the termination of his/her employment, except as otherwise provided by the Company.

            9.8     APPOINTMENT OF SUCCESSORS.

                    (a) Upon the death, resignation, or removal of any Plan Administrator (including any member of a Committee serving as Plan Administrator), the President of Nature Sunshine Products, Inc. may appoint a successor.

                    (b) Notice of appointment of a successor shall be given by the Plan Administrator in writing to the Trustee.

                    (c) Upon termination, for any reason, of a Plan Administrator (including a member of a Committee serving as Plan Administrator), the Plan Administrator's (or the member's) status as a Named Fiduciary shall concurrently be terminated, and upon the appointment of a successor Plan Administrator (or member) the successor shall assume the status of a Named Fiduciary as provided in Section 9.1.

            9.9 RECORDS. The Plan Administrator shall keep a record of all its proceedings and shall keep, or cause to be kept, all such books, accounts, records or other data as may be necessary or advisable in its judgment for the administration of the Plan and to properly reflect the affairs thereof, and to satisfy the requirements of ERISA Section 107.

            9.10 REPORTING AND DISCLOSURE. The Plan Administrator shall be responsible for the reporting and disclosure of information required to be reported or disclosed pursuant to ERISA or any other applicable law.

            9.11    RELIANCE UPON DOCUMENTS AND OPINIONS.

                    (a) The Plan Administrator (including the members of a Committee serving as Plan Administrator), the Board of Directors, the Company and any person delegated under the provisions hereof to carry out any fiduciary responsibilities under the Plan ("Delegated Fiduciary"), shall be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultant, or firm or corporation which employs one or more consultants, upon any opinions furnished by legal counsel, and upon any reports furnished by the Trustee.

                    (b) The Plan Administrator (including the members of a Committee serving as Plan Administrator), the Board of Directors, the Company and any Delegated Fiduciary shall be fully protected and shall not be liable in any manner whatsoever for anything done or action taken or suffered in reliance upon any such consultant or firm or corporation which employs one or more consultants, Trustee, or counsel, except as otherwise provided by law.

                    (c) Any and all such things done or actions taken or suffered by the Plan Administrator, the Board of Directors, the Company, and any Delegated Fiduciary shall be conclusive and binding on all Employees, Members, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

                    (d) The Plan Administrator and any Delegated Fiduciary may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and may likewise treat those records as conclusive with respect to all Employees, Members, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

            9.12 RELIANCE ON PLAN ADMINISTRATOR MEMORANDUM. Any person dealing with the Plan Administrator may rely on and shall be fully protected in relying on a certificate or memorandum in writing signed by the Plan Administrator (including a certificate signed by the Chairman of a Committee serving as Plan Administrator as authorized by the majority of the members of the Committee) as constituted as of the date of the certificate or memorandum, as evidence of any action taken or resolution adopted by the Plan Administrator.

            9.13 MULTIPLE FIDUCIARY CAPACITY. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

            9.14    LIMITATION ON LIABILITY.

                    (a) Except as provided in Part 4 of Subtitle B of Title I of ERISA, no person shall be subject to any liability with respect to his/her duties under the Plan unless he/she acts fraudulently or in bad faith.

                    (b) No person shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in Part 4 of Subtitle B of Title I of ERISA.

                    (c) No action or responsibility shall be deemed to be a fiduciary action or responsibility except to the extent required by ERISA.

            9.15    INDEMNIFICATION.

                    (a) To the extent permitted by law, the Company shall indemnify each member of the Board of Directors and the Plan Administrator (including the members of a Committee serving as Plan Administrator), and any other Employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him/her in connection with any claims against him/her by reason of his/her conduct in the performance of his/her duties under the Plan, except in relation to matters as to which he/she acted fraudulently or in bad faith in the performance of such duties.

                    (b) The preceding right of indemnification shall be in addition to any other right to which the Board or Plan Administrator or other person may be entitled as a matter of law or otherwise, and shall pass to the estate of a deceased person.

                    (c) For purposes of satisfying its indemnity obligations under this Section, the Company may (but need not) purchase and pay premiums for one or more policies of insurance. However, this insurance shall not release the Company of its liability under this section.

            9.16 BONDING. The Plan Administrator (including all members of a Committee serving as Plan Administrator) and all other Employees having responsibilities under the Plan shall be bonded to the extent required by
Section 412 of ERISA or any other applicable law.

            9.17    PROHIBITION AGAINST CERTAIN ACTIONS.

                    (a) In administering this Plan, the Plan Administrator shall not discriminate in favor of any class of Employees and particularly it shall not discriminate in favor of highly compensated Employees, or Employees who are officers or shareholders of the Company.

                    (b) Also, the Plan Administrator shall not cause the Plan to engage in any transaction that constitutes a nonexempt Prohibited Transaction under Section 4975(c) of the Code or Section 406(a) of ERISA.

                    (c) The Plan Administrator shall not be required to engage in any transaction which it determines in its sole discretion, might tend to subject itself, its members, the Plan, the Company, or any Member to liability under federal or state securities law.

                    (d) No Plan Administrator (including a member of a Committee serving as Plan Administrator) who is also a Member or former Member of this Plan shall vote or decide any matter relating solely to that person's rights under this Plan.

                                  ARTICLE X

                      MERGER OF COMPANY, MERGER OF PLAN

            10.1 EFFECT OF REORGANIZATION OR TRANSFER OF ASSETS.

                    (a) In the event of a consolidation, merger, sale, liquidation, or other transfer of the operating assets of the Company to any other company, the ultimate successor or successors to the business of the Company shall automatically be deemed to have elected to continue this Plan in full force and effect, in the same manner as if the Plan had been adopted by resolution of its board of directors, unless the successor(s), by resolution of its board of directors, shall elect not to so continue this Plan in effect, in which case the Plan shall automatically be deemed terminated as of the applicable effective date set forth in the board resolution.

                    (b) Upon the sale, to an entity that is not an Affiliated Company, of a subsidiary that is an Affiliated Company, the Plan Administrator shall direct the Trustee to make a distribution of an affected Member's distributable benefit in the Trust Fund as if such Member's employment terminated.

            10.2 MERGER RESTRICTION. Notwithstanding any other provision in this document, this Plan shall not in whole or in part merge or consolidate with, or transfer its assets and/or liabilities to any other plan unless each affected Member in this Plan would receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit he/she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). Provided the requirements set forth in the preceding sentence are satisfied, the Plan Administrator may direct that the Plan may merge, consolidate with, or transfer all or any portion of its assets and/or liabilities to another tax-qualified employee pension benefit plan. Any such transaction shall be effected in accordance with any and all applicable law.

                                  ARTICLE XI

                             PLAN TERMINATION AND
                        DISCONTINUANCE OF CONTRIBUTIONS

            11.1    PLAN TERMINATION.

                    (a) The Company may terminate the Plan and the Trust Agreement at any time by an instrument in writing executed in the name of the Company by an officer or officers duly authorized to execute such an instrument, and delivered to the Trustee.

                    (b) Upon and after the effective date of the termination, the Company shall not make any further contributions under the Plan and no contributions need be made by the Company applicable to the Plan Year in which the termination occurs, except as may otherwise be required by law.

                    (c) The rights of all affected Members to benefits accrued to the date of termination of the Plan, to the extent funded as of the date of termination, shall automatically become fully vested as of that date.

            11.2    DISCONTINUANCE OF CONTRIBUTIONS.

                    (a) In the event the Company decides it is impossible or inadvisable for business reasons to continue to make Company Contributions under the Plan, the Company by resolution of its Board of Directors may discontinue contributions to the Plan. Upon and after the effective date of this discontinuance, the Company shall not make any further Company Contributions under the Plan and no Company Contributions need be made by the Company with respect to the Plan Year in which the discontinuance occurs, except as may otherwise be required by law.

                    (b) The discontinuance of Company Contributions on the part of the Company shall not terminate the Plan as to the funds and assets then held by the Trustee, or operate to accelerate any payments of distributions to or for the benefit of Members or Beneficiaries, and the Trustee shall continue to administer the Trust Fund in accordance with the provisions of the Plan until all of the obligations under the Plan shall have been discharged and satisfied.

                    (c) However, if this discontinuance of Company Contributions shall cause the Plan to lose its status as a tax-qualified plan under Code Section 401(a), the Plan shall be terminated in accordance with the provisions of this Article XI.

                    (d) On and after the effective date of a complete discontinuance of Company Contributions, the rights of all affected Members to the balance in their Accounts as of that date, shall automatically become fully vested.

                    (e) The failure of the Company to contribute to the Trust in any year, if contributions are not required under the Plan for that year, shall not constitute a complete discontinuance of contributions to the Plan.

            11.3 RIGHTS OF MEMBERS. Upon the termination of the Plan, for any cause whatsoever, all assets of the Plan, after payment of expenses, shall be used for the exclusive benefit of Members and their Beneficiaries and no part thereof shall be returned to the Company, except as provided in the Section 5.6 of this Plan.

            11.4    TRUSTEE'S DUTIES ON TERMINATION.

                    (a) On or before the effective date of termination of this Plan, the Trustee shall proceed as soon as possible, but in any event within six (6) months from the effective date, to reduce all of the assets of the Trust Fund to cash or other property.

                    (b) After first deducting the estimated expenses for liquidation and distribution chargeable to the Trust Fund, and after setting aside a reasonable reserve for expenses and liabilities (absolute or contingent) of the Trust, the Plan Administrator shall make the allocations required under Article VI, where applicable, with the same effect as though the date of completion of liquidation were a Valuation Date of the Plan.

                    (c) Following these allocations, the Trustee shall promptly, after receipt of appropriate instructions from the Plan Administrator, distribute in accordance with Article VIII to each former Member a benefit equal to the amount credited to his/her Accounts as of the date of completion of the liquidation. Benefits of each Member shall be paid in cash; provided, however, payment may be made in property if the Trustee and Member agree. Notwithstanding the foregoing, if the value of all of a Member's Accounts exceeds $3,500, no distribution will be made without his/her written consent before he/she attains Normal Retirement Age or dies if the Company is maintaining any other qualified plan, other than an employee stock ownership plan.

                    (d) The Trustee and the Plan Administrator shall continue to function as such for such period of time as may be necessary for the winding up of this Plan and for the making of distributions in accordance with the provisions of this Plan.

            11.5    PARTIAL TERMINATION.

                    (a) In the event of a partial termination of the Plan within the meaning of Code Section 411(d)(3), the interests of affected Members in the Trust Fund, as of the date of the partial termination, shall become fully vested as of that date.

                    (b) That portion of the assets of the Plan affected by the partial termination shall be used exclusively for the benefit of the affected Members and their Beneficiaries, and no part thereof shall otherwise be applied, except as provided in Section 5.5.

                    (c) With respect to Plan assets and Members affected by a partial termination, the Plan Administrator and the Trustee shall follow the same procedures and take the same actions prescribed in this Article XI in the case of a total termination of the Plan.

                                 ARTICLE XII

                           APPLICATION FOR BENEFITS

            12.1    APPLICATION FOR BENEFITS.

                    (a) The Plan Administrator may require any person claiming benefits under the Plan to submit an application therefor, together with such other documents and information as the Plan Administrator may require.

                    (b) In the case of any person suffering from a disability which prevents such claimant from making personal application for benefits, the Plan Administrator may, in its discretion, permit application to be made by another person acting on his/her behalf.

            12.2    ACTION ON APPLICATION.

                    (a) Within ninety (90) days following receipt of an application and all necessary documents and information, the Plan Administrator's authorized delegate reviewing such claim shall furnish the claimant with written notice of the decision rendered with respect to such application.

                    (b) If no written notice if furnished the claimant within ninety (90) days of receipt of the application, the application shall be deemed denied.

                    (c) In the case of a denial of the claimant's application, such written notice shall set forth:

                            (i)   The specific reasons for the denial;

                            (ii) References to the Plan provision upon which the denial is based;

                            (iii) A description of any additional information or
                    material necessary for perfection of the application (together with an explanation why such material or information is necessary); and

                            (iv) An explanation of the Plan's claim review procedure.

                    (d) A claimant who wishes to contest the denial of his/her application for benefits or to contest the amount of benefits payable shall follow the administrative procedures for an appeal of benefits as set forth in Section 12.3 below, and shall exhaust such administrative procedures prior to seeking any other form of relief.

            12.3    APPEALS.

                    (a) In order to appeal the decision rendered with respect to his/her application for benefits or with respect to the amount of his/her benefits, the claimant must follow the appeal procedures set forth in this Section 12.3.

                    (b)     The appeal must be made, in writing, within sixty
            (60) days after the date of notice of the decision with respect to the application, or if the application has neither been approved nor denied within the applicable period provided in Section 12.2 above, then the appeal must be made within sixty (60) days after the expiration of such period.

                    (c) The claimant may request that his/her application be given full and fair review by the Plan Administrator. The claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.

                    (d) The decision of the Plan Administrator shall be made promptly, and not later than ninety (90) days after the Plan Administrator's receipt of a request for review.

                    (e) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific reference to the pertinent Plan provisions upon which the decision is based.

                                 ARTICLE XIII

                         LIMITATIONS ON CONTRIBUTIONS

            13.1    GENERAL RULE.

                    (a) Notwithstanding anything to the contrary contained in this Plan, the total Annual Additions under this Plan to a Member's Accounts for any Plan Year shall not exceed the lesser of:

                            (i) Thirty Thousand Dollars ($30,000) (or such greater amount as may be permitted pursuant to regulations issued under Section 415(d)(1) of the Code); or

                            (ii) Twenty-five percent (25%) of the Member's total compensation (determined in accordance with Section 13.1(d) below) from the Company and any Affiliated Companies for the year.

                    (b) For purposes of this Article XIII, the Compensation of a Disabled Member shall be the Compensation the Member would have received for the year if the Member was paid at the rate of Compensation paid immediately before becoming disabled.

                    (c) For purposes of this Article XIII, the Company has elected a "Limitation Year" corresponding to the Plan Year.

                    (d) For purposes of this Article XIII, "Compensation" shall mean a Member's earned income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Company (including, but not limited to, commissions, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses), and excluding the following:

                            (i) Company contributions to a plan of deferred compensation to the extent contributions are not included in gross income of the Employee for the taxable year in which contributed, or on behalf of an Employee to a simplified employee pension plan to the extent such contributions are deductible under Code Section 219(b)(7), and any distributions from a plan of deferred compensation whether or not includable in the gross income of the Employee when distributed;

                            (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                            (iii) Amounts realized from the sale, exchange or
                    other disposition of stock acquired under a qualified stock option; and

                            (iv) Other amounts which receive special tax benefits or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity contract as defined under Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

            Compensation for any limitation year is the compensation actually paid or includable in gross income during such year. In the case of a Member who is permanently and totally disabled as defined in Code Section 22(e)(3) and who is not an officer, owner, or highly compensated, Compensation means the Compensation the Member would have received for the year if he/she was paid at the rate of Compensation paid to him/her immediately before the Member became totally disabled.

            13.2 OTHER DEFINED CONTRIBUTION PLANS. If the Company or an Affiliated Company is contributing to any other defined contribution plan (as defined in Section 414(i) of the Code) for its Employees, some or all of whom may be Members in this Plan, then each Member's Annual Additions in the other plan shall be aggregated with the Member's Annual Additions under this Plan for the purposes of applying the limitations of Section 13.1.

            13.3 DEFINED BENEFIT PLANS. If a Member of this Plan is also a member of a defined benefit plan (as defined in Section 414(j) of the Code) to which contributions are made by the Company or an Affiliated Company, then in addition to the limitation contained in Section 13.1 of this Plan, the "Combined Plan Fraction" shall not exceed 1.0.

                    (a) "Defined Contribution Plan Fraction" means a fraction determined in accordance with the provisions of Code
            Section 415(e) and the following rules with respect to the combined participation by a Member in all defined contribution plans of the Company and all Affiliated Companies.

                            (i) The numerator of such fraction is the sum of all Annual additions to the Member's accounts under all such plans for all of his/her years of participation in such plans.

                            (ii) The denominator of this fraction is the sum of the lesser of the following amounts determined separately with respect to each year: (a) the product of 1.25 multiplied by the dollar limitation under Code Section 415(c)(1)(a) (determined without regard to Subsection (c)(6) thereof), or (b) the product of 1.4 multiplied by the percentage of compensation limitation under Code Section 415(c)(1)(b) (or Subsection (c)(7) or (8) thereof, if applicable) with respect to the Member for such year.

                            (iii) At the election of the Plan Administrator, in applying the above rules with respect to any year ending after December 31, 1982, the denominator will respect to each Member for all years ending before January 1, 1983, shall be an amount equal to the product of the denominator for the year ending 1982 otherwise determined in accordance with the rules stated above and multiplied by the "Transition Fraction". The "Transition Fraction" is a fraction the numerator of which is the lesser of $51,875, or
                    1.4 multiplied by twenty-five (25%) percent of the Compensation of the Member for the year ending in 1981, and the denominator of which is the lesser of $41,500, or twenty-five (25%) percent of the Compensation of the Member for the year ending in 1981.

                    (b) "Defined Benefit Plan Fraction" means a fraction determined in accordance with the provisions of Code Section 415(e) and the following rules with respect to the combined participation by a Member in all defined benefit plans of the Company and all Affiliated Companies.

                            (i) The numerator of the fraction is the projected annual benefit of the Member under all such plans (determined as of the close of the year).

                            (ii) The denominator of this fraction is the lesser of the product of 1.25 multiplied by the dollar limitation under Code Section 415(b)(1)(a) for such year, or the product of 1.4 multiplied by the percentage of compensation limitation under Code Section 415(b)(1)(b) with respect to the Member for that year.

                    (c) "Combined Plan Fraction" means a fraction determined in accordance with the provisions of Code Section 415(e) and the following rules. This fraction shall be the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction. In the event that the Combined Plan Fraction would exceed
            1.0 --

                            (i) The amount in the numerator of the Defined Contribution Plan Fraction may be reduced in accordance with the Treasury Regulations promulgated under Section 235(g)(3) of the Tax Equity and Fiscal Responsibility Act of 1982, then

                            (ii) The limit otherwise applicable to Member under any or all defined benefit plans shall be accordingly reduced.

            13.4 ADJUSTMENTS FOR EXCESS ANNUAL ADDITIONS. In general, the amount of Company Contributions for any Plan Year under this Plan and any other defined contribution plans (as defined in Code Section 414(i)) maintained by the Company or an Affiliated Company will be determined so as to avoid Annual Additions in excess of the limitations set forth in Sections 13.1 through 13.4. However, if as a result of an administrative error in calculating those Company contributions, the Annual Additions to a Member's Account under this Plan (after giving effect to the maximum permissible adjustments under the other plans) would exceed the applicable limitations described in Sections 13.1 through 13.4, the excess amount shall be subject to the following rules:

                    (a) If the Member had made any salary reduction contributions to this Plan or to any other defined contribution plan that is maintained by the Company or an Affiliated Company which would be aggregated with this Plan under Section 13.2., these contributions shall be returned to the Member to the extent of any excess Annual Additions.

                    (b) If excess Annual Additions remain, amounts which give rise to the excess Annual Additions under this Plan shall be reallocated, to the extent possible, to the Accounts of the Members who do not have excessive Annual Additions in accordance with the allocation formula applicable to Company Elective Contributions provided under Section 6.4. The residue of the foregoing excess amount, if any, shall be held in a Suspense Account.

                    (c) Any amounts held in the Suspense Account shall be allocated to the Company Contributions Accounts of Members as of the next succeeding Anniversary Date based upon the allocation formula applicable to Company Elective Contributions provided in Section 6.4.

                    (d) The Trustee shall segregate any amounts held in the Suspense Account from other assets of the Plan and may place the cash portions thereof in an interest-bearing account in any bank or savings and loan institution, including the Trustee's own banking department (if applicable). Any amounts held in the Suspense Account shall not participate in any allocation of forfeitures, or net income or loss of other assets of the Trust Fund under Article VI.

                    (e) In the event the Plan shall terminate at a time when all amounts in the Suspense Account have not been allocated to the Accounts of the Members, the Suspense Account amounts shall be applied as follows:

                            (i) The amount of the Suspense Account shall first be allocated, as of the Plan termination date, to Members on the same basis as specified in Section 13.4(c) above, with the allocation to be made to the maximum extent permissible under the Annual Additions limitations of this Article XIII, and

                            (ii) If after those allocations have been made, any further residue funds remain in the Suspense Account, the residue shall revert to the Company in accordance with the applicable provisions of the Code.

            13.5 AFFILIATED COMPANY. For purposes of this Article XIII, the status of an entity as an Affiliated Company shall be determined by reference to the percentage tests set forth in Code Section 415(h).

                                 ARTICLE XIV

                          RESTRICTIONS ON ALIENATION

            14.1    GENERAL RESTRICTIONS AGAINST ALIENATION.

                    (a) The interest of any Member or Beneficiary in the income, benefits, payments, claims or rights hereunder, or in the Trust Fund shall not in any event be subject to sale, assignment, hypothecation, or transfer. Each Member and Beneficiary is prohibited from anticipating, encumbering, assigning, or in any manner alienating his/her interest under the Trust Fund, and is without power to do so, except as may otherwise be provided for in this Article XIV. The interest of any Member or Beneficiary shall not be liable or subject to his/her debts, liabilities, or obligations, now contracted, or which may be subsequently contracted. The interest of any Member or Beneficiary shall be free from all claims, liabilities, bankruptcy proceedings, or other legal process now or hereafter incurred or arising; and the interest or any part thereof, shall not be subject to any judgment rendered against the Member or Beneficiary.

                    (b) In the event any person attempts to take any action contrary to this Article XIV, that action shall be void and the Company, the Plan Administrator, the Trustees and all Members and their Beneficiaries, may disregard that action and are not in any manner bound thereby, and they, and each of them separately, shall suffer no liability for any disregard of that action, and shall be reimbursed on demand out of the Trust Fund for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of that action.

                    (c) The preceding provisions of this Section 14.1 shall be interpreted and applied by the Plan Administrator in accordance with the requirements of Code Section 401(a)(13) and ERISA Section 206(d) as construed and interpreted by authoritative judicial and administrative rulings and regulations.

            14.2    QUALIFIED DOMESTIC RELATIONS ORDERS.  The rules set forth in
Section 14.1 above shall not apply with respect to a "Qualified Domestic Relations Order" described below.

                    (a) A "Qualified Domestic Relations Order" is a judgment, decree, or order (including approval of a property settlement agreement) that --

                            (i) Creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Member,

                            (ii) Relates to the provision of child support, alimony payments, or marital property rights to a spouse, child or other dependent of a Member,

                            (iii) Is made pursuant to a State domestic relations
                    law (including a community property law), and

                            (iv)  Clearly specifies:

                                   (1)  The name and last known mailing address
                            (if any) of the Member and the name and mailing address of each Alternate Payee covered by the order;

                                   (2) The amount or percentage of the Member's benefits to be paid to each Alternate Payee, or the manner in which the amount or percentage is to be determined,

                                   (3)  The number of payments or period to
                            which the order applies, and

                                   (4)  Each plan to which the order applies.

For purposes of this Section 14.2, the term "Alternate Payee" means any spouse, former spouse, child or other dependent of a Member who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable with respect to the Member.

                    (b) A domestic relations order is not a Qualified Domestic Relations Order if it requires --

                            (i) The Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan,

                            (ii) The Plan to provide increased benefits, (determined on the basis of actuarial value), or

                            (iii) The payment of benefits to an Alternate Payee
                    that are required to be paid to another Alternate Payee under a previous Qualified Domestic Relations Order.

                    (c) A domestic relations order shall not be considered to fail to satisfy the requirements of Paragraph (b)(i) above with respect to any payment made before a Member has separated from service solely because the order requires that payment of benefits be made to an alternate Payee --

                            (i) On or after the date on which the Member attains (or would have attained) age fifty-five (55),

                            (ii) As if the Member had retired on the date on which such payment is to begin under the order (based on the value of the Member's Account balances at that time), and

                            (iii) In any form in which the benefits may be paid
                    under the Plan to the Member.

                    (d) In the case of any domestic relations order received by the Plan --

                            (i) The Plan Administrator shall promptly notify the Member and any Alternate Payee of the receipt of the order and the Plan's procedures for determining the qualified status of domestic relations orders, and

                            (ii) Within a reasonable period after the receipt of the order, the Plan Administrator shall determine whether the order is a Qualified Domestic Relations Order and shall notify the Member and each Alternate Payee of the determination.

                    (e) The Plan Administrator shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under Qualified Domestic Relations Orders.

                            (i) During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined (by the Plan Administrator, by a court of competent jurisdiction, or otherwise), the Plan Administrator shall segregate in a separate account in the Plan (or in an escrow account) the amounts which would have been payable to the Alternate Payee during the period if the order had been determined to be a Qualified Domestic Relations Order.

                            (ii) If within eighteen (18) months the order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto.

                            (iii) If within eighteen (18) months --

                                   (1) It is determined that the order is not a Qualified Domestic Relations Order, or

                                   (2)   The issue as to whether Qualified
                            Domestic Relations Order is not resolved,

                    then the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to the amounts if there had been no order, including restoration of such amounts to the Account(s) of the Member.

                            (iv) Any determination that an order is a Qualified Domestic Relations Order that is made after the close of the eighteen (18) month period shall be applied prospectively only.

                                  ARTICLE XV

                         SPECIAL TOP-HEAVY PLAN RULES

            15.1    APPLICABILITY.

                    (a) Notwithstanding any provision in this Plan to the contrary, the provisions of this Article XV shall apply in the case of any Plan Year in which the Plan is determined to be a Top-Heavy Plan under the rules of Section 15.3.

                    (b) Except as is expressly provided to the contrary, the rules of this Article XV, shall be applied after the application of the Affiliated Company rules of Section 2.2.

            15.2    DEFINITIONS.

                    (a) For purposes of this Article XV, the term "Key Employee" shall mean any Employee who, at any time during the Plan Year or any of the four (4) preceding Plan Years, is or was --

                            (i) An officer of the Company having an annual compensation from the Company greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(a) of the Code for the applicable Plan Year. However, no more than fifty (50) Employees (or, if lesser, the greater of three (3) or ten percent (10%) of the Employees) shall be treated as officers;

                            (ii) One of the ten (10) employees having annual compensation from the Company of more than the limitation in effect under Code Section 415(c)(1)(a) and owning (or considered as owning within the meaning of Code Section 318) the largest interests in the Company. For this purpose, if two (2) Employees have the same interest in the Company, the employee having greater annual compensation from the Company shall be treated as having a larger interest;

                            (iii) A Five Percent Owner of the Company; or

                            (iv) A One Percent Owner of the Company having an annual compensation from the Company of more than one hundred fifty thousand dollars ($150,000.00).

                    (b) For purposes of this Section 15.2, the term "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company. The rules of Subsections (b), (c), and (m) of Code Section 414 shall not apply for purposes of applying these ownership rules.

                    (c) For purposes of this Section 15.2, the term "One Percent Owner" means any person who would be described in Paragraph
            (b) if "one percent (1%) were substituted for "five percent (5%) each place where it appears therein.

                    (d)     For purposes of this Section 15.2, the rules of Code
            Section 318(a)(2)(c) shall be applied by substituting "five percent (5%)" for "fifty percent (50%)".

                    (e) For purposes of this Article XV, the term "Non-Key Employee" shall mean any Employee who is not a Key Employee.

                    (f) For purposes of this Article XV, the terms "Key Employee" and "Non-Key Employee" include their Beneficiaries.

            15.3    TOP-HEAVY STATUS.

                    (a) The term "Top-Heavy" Plan means, with respect to any Plan Year --

                            (i)   Any defined benefit plan if, as of the
                    Determination Date, the present value of the cumulative accrued benefits under the Plan for Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the plan for all Employees, and

                            (ii) Any defined contribution plan if, as of the Determination Date, the aggregate of the account balances of Key Employees under the Plan exceeds sixty percent (60%) of the present value of the aggregate of the account balances of all Employees under the plan.

            For purposes of this Paragraph (a), the term "Determination Date" means, with respect to any plan year, the last day of the preceding plan year. In the case of the first plan year of any plan, the term "Determination Date" shall mean the last day of that plan year.

                    (b) Each plan maintained by the Company required to be included in an Aggregation Group shall be treated as a Top-Heavy Plan if the Aggregation Group is a Top-Heavy Group.

                            (i)   The term "Aggregation Group" means --

                                   (1)  Each Plan of the Company in which a Key
                            Employee is a Member, and


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

                                   (2)  Each other plan of the Company which
                            enables any plan described in Paragraph (b)(i)(l) to meet the requirements of Code sections 401(a)(4) or 410.

                    Also, any plan not required to be included in an Aggregation Group under the preceding rules may be treated as being part of such group if the group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with the plan being taken into account.

                            (ii)  The term "Top-Heavy Group" means any
                    Aggregation Group if the sum (as of the Determination Date) of --

                                   (1)  The present value of the cumulative
                            accrued benefits for Key Employees under all defined benefit plans included in the group, and

                                   (2) The aggregate of the account balances of Key Employees under all defined contribution plans included in the group exceeds sixty percent (60%) of a similar sum determined for all Employees.

                            (iii) For purposes of determining --

                                   (1)  The present value of the cumulative
                            accrued benefit of any Employee, or

                                   (2) The amount of the account balance of any Employee,

                    such present value or amount shall be increased by the aggregate distributions made with respect to the Employee under the plan during the five (5) year period ending on the Determination Date. The preceding shall also apply to distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an Aggregation Group. Also, any rollover contribution or similar transfer initiated by the Employee and made after December 31, 1983 to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top-Heavy Plan (or whether any Aggregation Group which includes such plan is a Top-Heavy Group).

                    (c) If any individual is a Non-Key Employee with respect to any plan for any plan year, but the individual was a Key Employee with respect to the plan for any prior plan year, any accrued benefit for the individual (and the account balance of the individual) shall not be taken into account for purposes of this
            Section 15.3.

                    (d) If any individual has not received any compensation from the Company (other than benefits under the Plan) at any time during the five (5) year period ending on the Determination Date, any accrued benefit for such individual (and the account of the individual) shall not be taken into account for purposes of this
            Section 15.3.

            15.4 CONTRIBUTIONS. For each Plan Year in which the Plan is Top-Heavy, the minimum contributions for that year shall be determined in accordance with the rules of this Section 15.4.

                    (a) Except as provided below, the minimum contribution for each Non-Key Employee shall be not less than three percent (3%) of his Compensation. For this purpose, the individual's Compensation shall be determined in accordance with the rules of Code Section 415.

                    (b)     Subject to the following rules of this Paragraph
            (b), the percentage set forth in Paragraph (a) above shall not be required to exceed the percentage at which contributions (including amounts deferred by an individual under a cash or deferred arrangement under Section 401(k) of the Code) are made (or are required to be made) under the Plan for the year for the Key Employee for whom the percentage is the highest for the year. This determination shall be made by dividing the contributions for each Key Employee by so much of his total Compensation for the year as determined under Section 2.16. For purposes of this Paragraph (b), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. However, the rules of this Paragraph (b) shall not apply to any plan required to be included in an Aggregation Group if the plan enables a defined benefit plan to meet the requirements of Code Sections 401(a)(4) or 410.

                    (c) The requirements of this Section 15.4 must be satisfied without taking into account contributions under chapters 2 or 21 of the code, title II of the Social Security Act, or any other Federal or State law.

                    (d) In the event a Member is covered by both a defined contribution and a defined benefit plan maintained by the Company, both of which are determined to be top-heavy, the Company may elect, in its discretion, to satisfy either the defined benefit minimum or the defined contribution minimum, in accordance with regulations issued under Code Section 416(f).

            15.5    MAXIMUM ANNUAL ADDITION.

                    (a) Except as set forth below, in the case of any Top-Heavy Plan the rules of Section 13.3(a)(ii) and (b)(ii) shall be applied by substituting "1.0" for "1.25".

                    (b) The rule set forth in Paragraph (a) above shall not apply if the requirements of Subparagraphs (i) and (ii) are satisfied.

                            (i) The requirements of this Subparagraph (i) are satisfied if the rules of Paragraph (a) above would be satisfied after substituting "four percent (4%)" for "three percent (3%)" where it appears therein.

                            (ii) The requirements of this Subparagraph (ii) are satisfied if the Plan would not be a Top-Heavy Plan if "ninety percent (90%)" were substituted for "sixty percent (60%)" each place it appears in Section 15.3(a)(ii).

                    (c) The rules of Paragraph (a) shall not apply with respect to any individual as long as there are no--

                            (i)   Company contributions, forfeitures, or
                    voluntary nondeductible contributions allocated to the individual, or

                            (ii) Accruals to the individual under a defined benefit plan maintained by the Company.

                    (d) In the case where the Plan is subject to the rules of Paragraph (a) above, the rules of Section 13.3(a)(iii) shall be applied by substituting "$41,500" for "$51,875".

            15.6 NON-ELIGIBLE EMPLOYEES. The rules of this Article XV shall not apply to any Employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the employer or employers.

            15.7 VESTING. In the event the Plan is Top-Heavy, then vesting shall be determined for the first Plan Year for which the Plan is Top-Heavy and all subsequent Plan Years under the following schedule:

             Number of Years                 Nonforfeitable Percentage
               of Service                            Interest
             ---------------                 -------------------------

               less than 3                              0

                3 or more                             100%
                                 ARTICLE XVI

                               PLAN AMENDMENTS

            16.1 AMENDMENTS. The Board of Directors may at any time, and from time to time, amend the Plan by an instrument in writing executed in the name of the Company by an officer or officers duly authorized to execute such instrument, and delivered to the applicable Trustee. However, no amendment shall be made at any time, the effect of which would be:

                    (a) To cause any assets of the Trust Fund to be used for or diverted to purposes other than providing benefits to the Members and their Beneficiaries, and defraying reasonable expenses of administering the Plan, except as provided in Section 5.5;

                    (b) To have any retroactive effect so as to deprive any Member or Beneficiary of any accrued benefit to which he/she would be entitled under this Plan, in contravention of Code Section 411(d)(6); or

                    (c) To alter or increase the responsibilities or liabilities of a Trustee without his/her written consent.

            16.2 RETROACTIVE AMENDMENTS. Notwithstanding any provisions of this Article XVI to the contrary, the Plan may be amended prospectively or retroactively (as provided in Section 401(b) of the Code) to make the Plan conform to any provision of ERISA, any Code provisions dealing with tax-qualified employees' trustees, or any regulation under either.

                                 ARTICLE XVII

                                MISCELLANEOUS

            17.1    NO ENLARGEMENT OF EMPLOYEE RIGHTS.

                    (a) This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee.

                    (b) Nothing contained in this Plan or the Trust shall be deemed to give any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge or retire any Employee at any time.

                    (c) No Employee, nor any other person, shall have any right to or interest in any portion of the Trust Fund other than as specifically provided in this Plan.

            17.2 INSPECTION OF RECORDS. No Member, other than the Plan Administrator (or a member of the Committee serving as Plan Administrator) or an individual authorized by the Plan Administrator or the Company, may inspect the records of the Plan Administrator relating to any other Member.

            17.3    MAILING OF PAYMENTS AND ADDRESSES.

                    (a) All payments under the Plan shall be delivered in person or mailed to the last address or the Member (or, in the case of death of the Member, to the last address of any other person entitled to such payments under the terms of the Plan).

                    (b) Each Member shall be responsible for furnishing the Plan Administrator with his/her correct current address and the correct current name and address of his/her Beneficiary or Beneficiaries.

            17.4    NOTICES AND COMMUNICATIONS.

                    (a) All applications, notices, designations, elections, and other communications from Members shall be in writing, on forms prescribed by the Plan Administrator and shall be mailed or delivered to the office designated by the Plan Administrator, and shall be deemed to have been given when received by that office.

                    (b) Each notice, report, remittance, statement, and other communication directed to a Member or Beneficiary shall be in writing and may be delivered in person or by mail. An item shall be deemed to have been delivered and received by the Member when it is deposited in the United States Mail with postage prepaid, addressed to the Member or Beneficiary at his/her last address of record with the Plan Administrator.

            17.5    GOVERNING LAW.

                    (a) All legal questions pertaining to the Plan shall be determined in accordance with the provisions of ERISA and the laws of the State of Utah.

                    (b) All contributions made hereunder shall be deemed to have been made in Utah.

            17.6    INTERPRETATION.

                    (a) Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or Section.

                    (b) Unless the context clearly indicates otherwise, masculine gender shall include the feminine, and the singular shall include the plural and the plural the singular.

                    (c) The provisions of this Plan shall in all cases be interpreted in a manner that is consistent with this Plan satisfying the requirements of Code Section 401(a) for qualification as an employees' trust.

            17.7 WITHHOLDING FOR TAXES. Any payments out of the Trust Fund may be subject to withholding for taxes as may be required by any applicable federal or state law.

            17.8 SUCCESSORS AND ASSIGNS. This Plan and the Trust established hereunder shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

            17.9 COUNTERPARTS. This Plan may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.


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

                                ARTICLE XVIII

                           MEMBER-DIRECTED ACCOUNTS

            18.1 MEMBER DIRECTED INDIVIDUAL ACCOUNT PLAN. This Plan is intended to constitute a participant directed individual account plan under
Section 404(c) of ERISA. As such, Members shall be provided the opportunity to exercise control over some or all of the assets in their accounts under the Plan and to choose from a broad range of investment alternatives.

            18.2 AVAILABILITY OF INVESTMENT ALTERNATIVES. The Plan Administrator, pursuant to uniform and nondiscriminatory rules, shall establish three (3) or more Employee Selected Investment Funds in accordance with the terms and provisions of this Article XVIII. In establishing Employee Selected Investment Funds, the Plan Administrator shall select investment alternatives which provide each Member with a broad range of investment alternatives as determined to be appropriate by the Plan Administrator.

            18.3    EXERCISE OF CONTROL.

                    (a) INVESTMENT DIRECTION. Each Member may direct that all of the amounts attributable to his accounts or to an account shall be invested in a single Employee Selected Investment Fund or may direct fractional (percentage) increments of his accounts to be invested in such fund or funds as he shall desire in accordance with uniform procedures promulgated by the Plan Administrator.

                    (b) REQUIRED INFORMATION. The Plan Administrator shall provide each Member with the opportunity to obtain sufficient information to make informed decisions with regard to investment alternatives available under the Plan, and incidents of ownership appurtenant to such investments. Neither the Company or Affiliated Company, Plan Administrator, Trustee, or any other individual associated with the Plan or the Company or Affiliated Company shall give investment advice to Members with respect to Plan investments. The providing of information pursuant to this Article XIX shall not in any way be deemed to be the providing of investment advice, and shall in no way obligate the Company, an Affiliated Company, Plan Administrator, Trustee or any other individual associated with the Plan or the Company or Affiliated Company to provide any investment advice.

                    (c) TRANSACTION COSTS. The Plan Administrator, pursuant to uniform and nondiscriminatory rules, may charge each Member's accounts for the reasonable expenses of carrying out investment instructions directly related to such account, provided that each Member is periodically (not less than quarterly) informed of such actual expenses incurred with respect to his or her respective accounts.

                    (d) IMPERMISSIBLE INVESTMENT INSTRUCTION. The Plan Administrator shall decline to implement any Member instructions if:
            (1) the instruction is inconsistent with any provisions of the Plan or Trust Agreement; (2) the instruction is inconsistent with any investment direction policies adopted by the Plan Administrator from time to time; (3) implementing the instruction would not afford a Plan fiduciary protection under section 404(c) of ERISA; (4) implementing the instruction would result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code;
            (5) implementing the instruction would result in taxable income to the Plan; (6) implementing the instruction would jeopardize the Plan's tax qualified status; or (7) implementing the instruction could result in a loss in excess of a Member's account balance. The Plan Administrator, pursuant to uniform and non-discriminatory rules, may promulgate additional limitations on investment instruction consistent with Section 404(c) of ERISA from time to time.

                    (e) INDEPENDENT EXERCISE. A Member shall be given the opportunity to make independent investment directions. No Plan fiduciary shall subject any Member to improper influence with respect to any investment decisions, and nor shall any Plan fiduciary conceal any non-public facts regarding a Member's Plan investment unless disclosure is prohibited by law. Plan fiduciaries shall remain completely neutral in all regards with respect to Member investment direction. A Plan fiduciary may not accept investment instructions from a Member known to the Plan fiduciary to be legally incompetent.

                    (f) FAILURE TO GIVE INVESTMENT DIRECTIONS. A Member may be required to direct the investment of his accounts as a condition of making salary reduction contributions to the Plan. If a Member fails for any reason to give investment directions regarding his accounts the Trustee shall invest such amounts as the Trustee deems to be appropriate.

            18.4 ADJUSTMENT OF ACCOUNTS. Adjustments pursuant to Section 6.5 shall be made on a separate fund basis. Gains and income or losses attributable to each Investment Fund shall be allocable strictly to the Investment Fund and accounts invested therein. Each Investment Fund shall be invested in accordance with the provisions of the Plan and Trust Agreement.

            18.5 LIMITATION OF LIABILITY AND RESPONSIBILITY. The Trustee, the Plan Administrator, the Company and any Affiliated Company shall not be liable for acting in accordance with the directions of a Member pursuant to this
Article XIX or for failing to act in the absence of any such direction. The Trustee, the Plan Administrator, and the Company and any Affiliated Company shall not be responsible for any loss resulting from any direction made by a Member and shall have no duty to review any direction made by a Member. The Trustee, the Plan Administrator, the Company and any Affiliated Company shall have no obligation to consult with any Member regarding the propriety or advisability of any selection made by the Member.

            18.6    FORMER MEMBERS AND BENEFICIARIES.  For purposes of this
Article XIX, the term "Member" shall be deemed to include former Members and the Beneficiaries of any deceased Members.

                                 ARTICLE XIX

                                  STOCK FUND

            19.1 GENERAL. As part of the merger of the ESOP of the Company into this Plan on December 30, 1991, the Trustee of this Plan became the owner of a block of stock of the Company. Each Participant in the ESOP who had an interest in the ESOP on December 30, 1991 that became part of this Plan shall have an interest in the Stock Fund established pursuant to this Plan. To the extent that Company Elective Contributions are added to this Stock Fund at the direction of the Company, Members sharing in allocations of those contributions under Section 6.5 shall also have an interest in this Stock Fund represented by those contributions.

            19.2 ACCOUNTING. The Plan Administrator shall account for each Member's interest in the Stock Fund on either a dollar accounting or a share accounting basis, as the Plan Administrator shall determine. The interest of each Member in the Stock Fund shall be reflected in the Company Contributions Account of the Member and adjusted based upon the accounting of the Stock Fund as of each Valuation Date.

            19.3 COMPANY BUT NO MEMBER DIRECTION. During such time as the Stock Fund shall exist as a separate fund (in other words, until the Stock Fund ceases to exist as a separate fund in accordance with the provisions of Section 19.4), a Member shall not have any right or power to transfer money into the Stock Fund or to direct the investment of such Fund.

            19.4 TRANSFERS FROM FUND EFFECTIVE AFTER JANUARY 1, 1995. In accordance with policies and procedures established by the Plan Administrator and as soon as administratively feasible, the Stock Fund shall cease to exist as a separate fund within the Plan. The interest of each Member in the Stock Fund shall become part of the Company Contributions Account of the Member that will be subject to the investment directions of the Member provided by Article XVIII.

            IN WITNESS WHEREOF, in order to record the adoption of this restated Plan, Nature's Sunshine Products, Inc. has caused this instrument to be executed by its duly authorized officers this 15th day of May, 1995.

                              NATURE'S SUNSHINE PRODUCTS, INC.

                              /s/ Alan D. Kennedy
                              ------------------------------------------
                              Its President
                                 ---------------------------------------